                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [ X ]

Filed by a Party other than the Registrant  [   ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement           [   ]  CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS PERMITTED BY RULE
                                                    14A-6(E)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              ASHLAND COAL, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              ASHLAND COAL, INC.
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):

[ X ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
       Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

           ---------------------------------------------------------------

       (2) Aggregate number of securities to which transaction applies:

           ---------------------------------------------------------------

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           ---------------------------------------------------------------

       (4) Proposed maximum aggregate value of transaction:
                                                            ---------------

       (5) Total fee paid:
                           ------------------------------------------------

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1) Amount Previously Paid:
                                  ----------------------------------------
       (2) Form, Schedule or Registration Statement No.:
                                                        ------------------
       (3) Filing Party:
                        --------------------------------------------------
       (4) Date Filed:
                      ----------------------------------------------------

       ASHLAND COAL, INC.      P.O. Box 6300  Huntington, WV 25771-6300
                                (304) 526-3333

                                                                  March 28, 1995

Dear Stockholder:

     The Board of Directors of Ashland Coal and I cordially invite you to attend the Annual Meeting of Stockholders to be held in Huntington, West Virginia, on Friday, April 28, 1995, at 10:30 a.m.

     The formal business to be conducted is the election of Directors, approval of a 1995 Stock Incentive Plan, and ratification of Ernst & Young LLP as independent auditors of the company. After completion of the formal business, I will review Ashland Coal's 1994 results of operations and the outlook for the future. Officers and directors will be available to answer any questions you may have about the company.

     We hope you can attend the meeting in person. If you plan to attend in person, please mark the attendance block shown on the proxy card.

     WHETHER OR NOT YOU PLAN TO ATTEND, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE WHICH IS PROVIDED SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE BOARD NOMINEES, FOR APPROVAL OF THE 1995 STOCK INCENTIVE PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 1995.

     I hope you will review the enclosed Annual Report. I look forward to seeing you in Huntington.

                                                    Sincerely,

                                              WILLIAM C. PAYNE
                                             Chairman of the Board,
                                               President and Chief
                                                Executive Officer

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

                               ASHLAND COAL, INC.

                           TO BE HELD APRIL 28, 1995

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ashland Coal, Inc., a Delaware corporation (Ashland Coal), will be held on Friday, April 28, 1995, at 10:30 A.M., local time, at the Ashland Coal Headquarters Building, 2205 Fifth Street Road, Huntington, West Virginia, and at any adjournment thereof, to take action upon the following proposals as well as such other business as may properly come before the Annual Meeting or any adjournment thereof: (1) to elect ten directors to the Board of Directors, three of whom shall be elected by holders of outstanding shares of Preferred Stock and seven of whom shall be elected by holders of outstanding shares of Common Stock; (2) to approve the 1995 Stock Incentive Plan (copy attached as Exhibit A); and (3) to ratify the appointment of Ernst & Young LLP as independent auditors for 1995.

     The Board of Directors has fixed the close of business on March 17, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     In order that your stock may be represented at the Annual Meeting, please date and sign the enclosed proxy card and return it in the accompanying envelope. If you attend the Annual Meeting and give written notice to Ashland Coal's Secretary prior to the voting of your proxy, you may vote in person even though you have previously sent in your proxy card.

                                             By Order of the Board of Directors,

                                                         ROY F. LAYMAN
                                                  Administrative Vice President
                                                         and Secretary

Huntington, West Virginia
March 28, 1995

                               ASHLAND COAL, INC.

                             2205 FIFTH STREET ROAD
                        HUNTINGTON, WEST VIRGINIA 25701
                                 (304) 526-3333

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 28, 1995

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ashland Coal, Inc. (Ashland Coal) of proxies to be voted at the Annual Meeting of Stockholders to be held on Friday, April 28, 1995, at 10:30 A.M., local time, at the Ashland Coal Headquarters Building, 2205 Fifth Street Road, Huntington, West Virginia, and at any adjournment thereof, for the purposes set forth in the accompanying Notice. This Proxy Statement and the accompanying form of proxy will be mailed to stockholders commencing on or about March 28, 1995. Ashland Coal's mailing address is P. O. Box 6300, Huntington, West Virginia 25771. An annual report including financial statements for the year ended December 31, 1994, is enclosed with this Proxy Statement.

     Only the holders of record of Ashland Coal's Common Stock, par value $.01 (Common Stock), convertible Class B Preferred Stock, and convertible Class C Preferred Stock at the close of business on March 17, 1995, will be entitled to vote at the Annual Meeting. At that date there were 13,727,484 shares of Common Stock, 150 shares of Class B Preferred Stock and 100 shares of Class C Preferred Stock issued and outstanding.

     With respect to the election of directors, the holders of the outstanding shares of Class B and Class C Preferred Stock, voting together as a class, have the right to elect one director for every 63 shares of Class B or Class C Preferred Stock held by them. The maximum number of directors to be elected by the holders of Class B and Class C Preferred Stock is three. Holders of Class B and Class C Preferred Stock are entitled to one vote for each share of Preferred Stock in the election of directors. The remaining seven directors are elected by the vote of the holders of the outstanding shares of Common Stock, voting as a single class, without the vote of the Class B and Class C Preferred Stock. The holders of outstanding shares of Common Stock are entitled to one vote for each share held by them on the record date with respect to the election of directors.

     Cumulative voting applies in the election of the three directors to be elected by the holders of outstanding shares of Preferred Stock and the seven directors to be elected by holders of outstanding shares of Common Stock. Cumulative voting means that a stockholder may multiply the number of votes to which such stockholder is entitled by virtue of his share ownership by the number of directors to be elected by such stockholder and cast this total number of votes for any one nominee, or may distribute the total number of votes, in any proportion, among as many nominees as the stockholder desires, up to the number of directors to be elected.

     Cumulative voting does not apply with respect to the ratification of the appointment of auditors, approval of the 1995 Stock Incentive Plan, or any other matter that may properly come before the meeting (other than the election of directors), and in such cases the holders of outstanding shares of Common Stock and Class B and Class C Preferred Stock shall vote together as one class and each holder of shares of Class B and Class C Preferred Stock shall be entitled to the number of votes that such holder would have if such holder had converted its Preferred Stock into Common Stock immediately prior to the record date (SEE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT). The holders of outstanding shares of Common Stock are entitled to one vote for each share held by them on the record date with respect to the ratification of auditors, approval of the 1995 Stock Incentive Plan, and any other such matters that may properly come before the meeting.

     The holders of a majority of the outstanding shares of stock, determined as if each holder of shares of Class B and Class C Preferred Stock had converted said Preferred Stock into Common Stock immediately prior to the record date for such meeting, present in person or by proxy, shall constitute a quorum. Abstentions and broker non-votes count in the determination of a quorum.

                         ITEM I. ELECTION OF DIRECTORS
                       (PROPOSAL 1 ON FORM OF PROXY CARD)

     Under the Amended By-Laws of Ashland Coal, until otherwise fixed by the Board of Directors, the number of directors constituting the whole Board shall be ten. The Board has not determined otherwise. Each director holds office until his successor is elected and qualified. The directors who are seeking reelection at the 1995 Annual Meeting are Messrs. J. A. Brothers, Robert A. Charpie, Paul
W. Chellgren, Thomas L. Feazell, Juan Antonio Ferrando, Robert L. Hintz, William
C. Payne, J. Marvin Quin and Robert E. Yancey, Jr. Mr. Thomas Marshall has been nominated by the Board of Directors for election by the holders of Common Stock at the 1995 Annual Meeting. All of the nominees have consented to serve if elected and all of them except Messrs. Brothers and Marshall were elected Directors at last year's Annual Meeting of Stockholders. Mr. Michael G. Ziesler, a member of the Board of Directors since 1992, and Mr. Werner Externbrink, a member of the Board since 1993, both resigned from the Board and the Committees on which they served on February 8, 1995, in connection with the sale by Saarbergwerke AG of its 150 shares of Ashland Coal Class B Preferred Stock to Ashland Inc., and Mr. Brothers was elected by the holders of the Class B and Class C Preferred Stock to fill one of the vacancies created by the resignations of Messrs. Ziesler and Externbrink.

     With respect to the directors to be elected by the holders of outstanding shares of Class B and Class C Preferred Stock, the three persons receiving the greatest number of votes cast by holders of outstanding shares of Class B and Class C Preferred Stock, present or represented at the Annual Meeting, shall be elected as directors. With respect to the directors to be elected by the holders of outstanding shares of Common Stock, the seven persons receiving the greatest number of votes cast by the holders of the outstanding shares of Common Stock, present or represented at the Annual Meeting, shall be elected as directors. Holders of Class B and Class C Preferred Stock and holders of Common Stock voting at the Annual Meeting may not vote for more than the respective number of nominees listed in the Proxy Statement to be elected by the holders of outstanding shares of Class B and Class C Preferred Stock and Common Stock, respectively. Abstentions and broker non-votes are not counted as votes cast either for or against a nominee for election as a director.

     It is the intention of the persons named in the enclosed form of proxy (Messrs. Paul W. Chellgren and William C. Payne), unless otherwise instructed in any form of proxy, to vote FOR the election of the three nominees described herein to be elected by holders of outstanding shares of Class B and Class C Preferred Stock and FOR the seven nominees to be elected by holders of outstanding shares of Common Stock. Such proxy holders also may vote such shares cumulatively for less than the entire number of nominees if any situation arises which, in the opinion of the proxy holders, makes such action necessary or desirable. Ashland Coal has no reason to believe that any of the nominees will not be available for election as directors. Ashland Coal is soliciting and the proxy holders are being granted discretionary authority to cumulate and to vote the shares of stock as they determine. If stockholders do not wish to confer authority to cumulate their votes to Messrs. Chellgren and Payne as provided in the proxy, stockholders may exercise their right to cumulate votes in the election of directors by attending the meeting and voting in person.

NOMINEES FOR DIRECTOR

     The following information is provided regarding each nominee for election as a director by holders of outstanding shares of Class B and Class C Preferred
Stock:
                     J. A. "FRED" BROTHERS, Senior Vice President and Group Operating Officer of Ashland Inc. since 1988; a Director of Ashland Coal since February 1995. Director, Society Bank N.A., and Geon Corp. Age 54.

--------------------------------------------------------------------------------
                     JUAN ANTONIO FERRANDO, Director of Carboex International, Ltd.; Senior Vice President, Business Development, Sociedad Espanola de Carbon Exterior, S.A. (a coal supply firm controlled by a Spanish state-owned corporation, and the owner of Carboex International, Ltd.) since 1986; during the past five years, has served in a variety of managerial positions in Desarrollo de Operaciones Mineras, S.A. (a coal mining company with operations in Spain and other countries); a Director of Ashland Coal since 1988. Director, Granitos Espanoles, S.A. (a Spanish company which produces and sells granite). Age 53.

--------------------------------------------------------------------------------

                     J. MARVIN QUIN, Senior Vice President and Chief Financial Officer of Ashland Inc. since 1992; Administrative Vice President and Treasurer of Ashland Inc. from 1987 to 1992; a Director of Ashland Coal since 1992. Director, Kentucky Electric Steel, Inc. Age 47.

--------------------------------------------------------------------------------

     The following information is provided regarding each nominee for election as a director by holders of outstanding shares of Common Stock:
                     ROBERT A. CHARPIE, Chairman of Ampersand Ventures, Inc. (a venture capital company); retired in September 1988 as Chairman of Cabot Corporation; a Director of Ashland Coal since 1988. Director, Cabot Corporation, Champion International Corporation, Ceramics Process Systems Corporation, Daniel Products Company, Inc. and Federated Department Stores, Inc. Age 69.

--------------------------------------------------------------------------------
                     PAUL W. CHELLGREN, President and Chief Operating Officer of Ashland Inc. since 1992; Senior Vice President and Chief Financial Officer of Ashland Inc. from 1988 to 1992; Chairman of the Board of Ashland Coal from 1982 to 1992; a Director of Ashland Coal since 1981. Director, Ashland Inc. Age 52.

--------------------------------------------------------------------------------

                     THOMAS L. FEAZELL, Senior Vice President, General Counsel and Secretary of Ashland Inc. since 1992; Administrative Vice President and General Counsel of Ashland Inc. from 1988 to 1992; a Director of Ashland Coal since 1981. Director, National City Bank of Ashland, Kentucky. Age 58.

--------------------------------------------------------------------------------

                     ROBERT L. HINTZ, Chairman of the Board of R. L. Hintz & Associates (a management consulting firm) since 1989; retired in 1988 as Executive Vice President of CSX Corporation. A Director of Ashland Coal since 1993. Director, Reynolds Metals Corporation, Scott & Stringfellow, Inc. and Chesapeake Corporation. Age 64.

--------------------------------------------------------------------------------

                     THOMAS MARSHALL, Chairman of the Board of Aristech Chemical Corporation since 1986; Chief Executive Officer of Aristech Chemical Corporation from 1986 to 1994. Director, PNC Bank Corp. and Allegheny Ludlum Corporation. Age 66.

--------------------------------------------------------------------------------

                     WILLIAM C. PAYNE, Chairman of the Board of Ashland Coal since 1992; President and Chief Executive Officer and a Director of Ashland Coal since 1987. Age 62.

--------------------------------------------------------------------------------

                     ROBERT E. YANCEY, JR., Senior Vice President and Group Operating Officer of Ashland Inc. and President of Ashland Petroleum Company, a division of Ashland Inc., since 1986; a Director of Ashland Coal since 1987. Age 49.

     Except as otherwise indicated, the nominees have held the principal occupations described above during the past five years. Ashland Inc. owns approximately 54 percent of the outstanding shares of Common Stock of Ashland Coal, assuming conversion to Common Stock at the current conversion rates of the Class B and Class C Preferred Stock. (SEE SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT).

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS AND COMMITTEES

     During the year ended December 31, 1994, six meetings of the Board of Directors were held. The standing committees of the Board of Directors are the Audit Committee, Executive Committee, Finance Committee, Key Employee Stock Administration Committee, Nominating Committee and Personnel and Compensation Committee. In addition, a Technical Committee, which includes persons who are not Directors, acts in an advisory capacity to the Board. The Audit Committee met three times, the Personnel and Compensation Committee met five times, the Key Employee Stock Administration Committee met four times, and the Finance Committee met four times. The Nominating Committee and the Executive Committee did not meet during 1994. A special committee consisting of Messrs. Charpie, Ferrando, Hintz, and Ziesler created by the Board to consider and make a recommendation with respect to a proposed combination of Ashland Coal and Arch Mineral Corporation (a company in which Ashland Inc. owns a significant interest) met two times. The Technical Committee did not meet in 1994. Each nominee attended more than 75 percent of the total meetings of the Board and the Committees on which he served. Overall attendance at Board and Committee meetings during 1994 was over 98 percent.

     During 1994, the Audit Committee was composed of Mr. Hintz (Chairman) and Messrs. Charpie, Ferrando and Quin. Mr. Brothers was elected to the Audit Committee in February 1995. Its duties include recommending Ashland Coal's independent auditors, reviewing the scope and results of external and internal audits, reviewing internal accounting controls, reviewing significant changes in accounting principles, approving in advance all substantial services which are not audit-related to be provided by the independent auditors, obtaining reports on legal compliance and reviewing audit fees and services provided by independent auditors.

     During 1994, the Executive Committee was composed of Mr. Payne (Chairman) and Messrs. Chellgren and Ziesler. Mr. Ziesler resigned from this Committee when he resigned from the Board, and Mr. Ferrando was elected to the Committee in February 1995 to replace Mr. Ziesler. The Executive Committee, to the extent permitted by law and Ashland Coal's Amended By-laws and Restated Certificate of Incorporation, as amended, has and may exercise such powers and authority as the Board of Directors shall from time to time determine.

     The Finance Committee is composed of Mr. Charpie (Chairman) and Messrs. Chellgren, Ferrando, Payne, and Quin. Mr. Ziesler resigned from this Committee when he resigned from the Board. The duties of this Committee include, in addition to such responsibilities as may be delegated to it from time to time by the Board of Directors, the review of Ashland Coal's current fiscal policies, financing and capital structure, and current and contemplated financial requirements, as well as evaluation of, and recommendations respecting, significant financial matters. The recommendations of the Finance Committee are subject to the review and approval of the Board of Directors.

     The Key Employee Stock Administration Committee is composed of Mr. Charpie (Chairman) and Mr. Hintz. Mr. Ziesler resigned from this Committee when he resigned from the Board. The duties of this Committee include the responsibility for approving awards and participation under Ashland Coal's 1988 Stock Incentive Plan for Key Employees. It also considered and recommended to the Board of Directors for approval the terms of the 1995 Stock Incentive Plan which is submitted to the Stockholders for approval as Item II. If the 1995 Stock Incentive Plan is approved by Ashland Coal's stockholders, this Committee will perform similar duties with respect to that Plan.

     The Nominating Committee is composed of Mr. Chellgren (Chairman) and Messrs. Charpie and Ferrando. The duties of this Committee include the responsibility of recommending nominees for membership to the Board of Directors.

     The Personnel and Compensation Committee is composed of Mr. Feazell (Chairman) and Messrs. Charpie and Yancey. Mr. Ziesler resigned from this Committee when he resigned from the Board. The duties of this Committee include the approval of salaries of all principal officers, and employees of Ashland Coal and its subsidiaries above specified dollar levels, and all awards and participation under Ashland Coal's incentive plans, except for awards and participation under Ashland Coal's 1988 Stock Incentive Plan for Key Employees (which is administered by the Key Employee Stock Administration Committee). The Personnel and Compensation Committee also makes recommendations with respect to compensation policies, position evaluations, transfers, promotions, and terminations of senior executives. In addition, it administers various Ashland Coal employee compensation plans and various benefit plans, such as retirement and saving plans, including contribution levels, determination of investment guidelines, selection of investment managers and the review of their performances.

     The Technical Committee is composed of individuals who are not Directors, Mr. Michael F. Moran, Vice President of Ashland Coal, and Mr. Jose Fernandez Olano, Technical Director of Sociedad Espanola de Carbon Exterior, S.A. Mr. Harold Jurecka, who is a Bergwerksdirektor (general manager of central mine services department) with Saarbergwerke AG resigned from the Committee effective February 8, 1995. The Technical Committee serves in an advisory capacity to the Board on significant projects, investments, acquisitions, and other matters requiring action by the Board. This Committee cannot exercise any of the powers of the Board of Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information as of February 28, 1995, unless otherwise noted, concerning ownership of Ashland Coal's outstanding Class B Preferred Stock, outstanding Class C Preferred Stock, Common Stock into which Class B Preferred Stock and Class C Preferred Stock may be converted (hereinafter referred to as Equivalents) and outstanding Common Stock. Except for the Equivalents and the Common Stock which may be acquired by means of dividend reinvestments under the Ashland Coal Dividend Reinvestment and Stock Purchase Plan in respect of dividends declared to holders of record on a record date after February 28, 1995, the listed persons have no other right to acquire beneficial ownership of Common Stock of Ashland Coal exercisable within 60 days after February 28, 1995. Common Stock and Equivalents Beneficially Owned and Percentage of Common Stock and Equivalents are calculated assuming full conversion of the Class B and the Class C Preferred Stock at the current conversion rate. On February 8, 1995, Ashland Inc. (formerly Ashland Oil, Inc.) purchased from Saarbergwerke AG, all of the issued and outstanding shares of Class B Preferred Stock for about $110 million. As a result, Ashland Inc. now owns Common Stock and Equivalents representing about 54 percent of the voting power of Ashland Coal, and has the power to elect a majority of the Board of Directors. As a result of this transaction, Ashland Inc. will consolidate Ashland Coal's financial statements into Ashland Inc.'s financial statements. If the Equivalents are excluded from the computation of Percentage of Common Stock and Equivalents, Ashland Inc. owns approximately 52 percent of the Common Stock. Each stockholder has sole voting and dispositive power with respect to the stock listed next to its or his name unless otherwise noted.
--------------------------------------------------------------------------------

                                                                    COMMON STOCK          APPROXIMATE
                                              PREFERRED STOCK      AND EQUIVALENTS       PERCENTAGE OF
                                               BENEFICIALLY         BENEFICIALLY         COMMON STOCK
NAME AND ADDRESS                                   OWNED                OWNED           AND EQUIVALENTS
-------------------------------------------------------------------------------------------------------
Ashland Inc.(1)                                 150(Class B)          9,851,771(2)            54%
  P. O. Box 391
  Ashland, Kentucky 41114
Carboex International, Ltd.(3)                  100(Class C)          1,834,600(4)            10%
  Bolan House
  P. O. Box N-3010
  Nassau, Bahamas
Dalton, Grenier, Hartman, Maher & Co.             0                     876,300                5%
  630 Fifth Ave., Suite 3425
  New York, New York 10111
J. A. Brothers(1)                                 0                       2,059                *
Robert A. Charpie                                 0                      10,000                *
Paul W. Chellgren(1)                              0                       5,146(5)             *
Thomas L. Feazell(1)                              0                         509                *
Juan Antonio Ferrando.(3)                         0                           0                0%
Robert L. Hintz                                   0                       1,000                *
Thomas Marshall                                   0                       2,500                *
William C. Payne                                  0                      89,750(6)             *
J. Marvin Quin(1)                                 0                         500                *
Robert E. Yancey, Jr.(1)                          0                       1,000                *
Kenneth G. Woodring                               0                      46,625(7)             *
C. Henry Besten, Jr.                              0                      33,120(8)             *
Marc R. Solochek                                  0                      26,765(9)             *
Roy F. Layman                                     0                      31,255(10)            *
All Executive Officers and Directors as a         0                     250,229(11)            1%
  group (14 persons)
---------------------------------------------------------------------------------------------------

                                        8

    (1) Messrs. Brothers, Chellgren, Feazell, Quin, and Yancey, directors of Ashland Coal, are executive officers of Ashland Inc., and to the extent they may be deemed to be control persons of Ashland Inc., they may be deemed to be beneficial owners of shares owned by Ashland Inc. Each of Messrs. Brothers, Chellgren, Feazell, Quin, and Yancey disclaims beneficial ownership of such stock.

    (2) This amount includes 6,923,000 shares of Common Stock held directly by Ashland Inc., 176,871 shares of Common Stock held by Ashland Inc. through Ashland Coal's Dividend Reinvestment and Stock Purchase Plan, and the Common Stock equivalent of 150 shares of Class B Preferred Stock currently convertible at the rate of 18,346 shares of Common Stock for each share of Class B Preferred Stock. Ashland Inc. is the only holder of Ashland Coal's Class B Preferred Stock.

    (3) Mr. Ferrando, a director of Ashland Coal, is a director of Carboex International, Ltd., and to the extent he may be deemed to be a control person of Carboex, he may be deemed to be a beneficial owner of shares owned by Carboex. Mr. Ferrando disclaims beneficial ownership of such shares.

    (4) The Common Stock equivalent of 100 shares of Class C Preferred Stock currently convertible at the rate of 18,346 shares of Common Stock for each share of Class C Preferred Stock. Carboex International, Ltd. is the only holder of Ashland Coal's Class C Preferred Stock.

    (5) Includes 1,029 shares owned by members of Mr. Chellgren's family for which he disclaims beneficial ownership.

    (6) Includes 79,750 shares subject to currently exercisable stock options.

    (7) Includes 43,625 shares subject to currently exercisable stock options.

    (8) Includes 4,150 shares, as of December 31, 1994, held by Mr. Besten under Ashland Coal's Employee Thrift Plan, which provides participants with voting and investment power with respect to such shares, and 27,750 shares subject to currently exercisable stock options.

    (9) Includes 3,016 shares, as of December 31, 1994, held by Mr. Solochek under Ashland Coal's Employee Thrift Plan, which provides participants with voting and investment power with respect to such shares, and 23,500 shares subject to currently exercisable stock options.

   (10) Includes 51 shares owned by members of Mr. Layman's family for which Mr. Layman disclaims beneficial ownership, 652 shares, as of December 31, 1994, held by Mr. Layman under Ashland Coal's Employee Thrift Plan, which provides participants with voting and investment power with respect to such shares, and 30,500 shares subject to currently exercisable stock options.

   (11) Includes 1,080 shares owned by family members of persons in the group for which such persons disclaim beneficial ownership, 7,818 shares, as of December 31, 1994, held by Executive Officers under Ashland Coal's Employee Thrift Plan, which provides participants with voting and investment power with respect to such shares, and 205,125 shares subject to currently exercisable stock options.

      * Represents less than 1 percent of the total number of shares of Common Stock and Equivalents outstanding.

     During 1994, Marc R. Solochek, Senior Vice President and Chief Financial Officer, failed to timely file a Form 4 with respect to the sale of 200 shares of Ashland Coal common stock. Mr. Solochek exercised a stock option for 1,000 shares on October 6, 1994. During the five day period of October 31 through November 4, 1995, Mr. Solochek sold 200 shares each day. A Form 4 showing such exercise was timely filed in November to report the October exercise of the option, but the October sale was not reported. At the time of preparation of the Form 4 to report the November sales Mr. Solochek realized he had forgotten to report the October sale of 200 shares on the Form 4 filed in November. When he timely filed his Form 4 in December to report the November sales, Mr. Solochek also filed an amendment to the Form 4 filed in November to reflect the October sale of 200 shares.

RESTATED SHAREHOLDERS AGREEMENT

     Ashland Inc., Carboex International, Ltd. (Carboex) and Saarbergwerke AG (Saarberg) (together, the Principal Shareholders) and Ashland Coal are parties to a Restated Shareholders Agreement, as amended (Shareholders Agreement) imposing certain restrictions on the disposition of Ashland Coal capital stock held by them. The Shareholders Agreement also binds transferees of the Principal Shareholders and applies to all shares of capital stock of Ashland Coal, including any shares of Common Stock into which the Class B and Class C Preferred Stock may be converted. The Shareholders Agreement also restricts Ashland Coal's business to coal mining, processing, and marketing and related business activities.

     Under the Shareholders Agreement, a Principal Shareholder may dispose of its shares without consent of the other Principal Shareholders in an underwritten public offering; with certain limits, in resales exempt from registration under the Securities Act of 1933 (the Act) under Rule 144 thereof; or to buyers who with their affiliates would own fewer than 500,000 common shares after the disposition.

REGISTRATION RIGHTS AGREEMENT

     Ashland Coal, Ashland Inc., and Carboex are parties to a Registration Rights Agreement, effective on July 1, 1994, pursuant to which Ashland Coal granted to each of Ashland, Inc. and Carboex "demand" and "piggyback-on-demand" registration rights requiring Ashland Coal to register common stock held by the Principal Shareholders under the Act for sale to the public, as well as certain "incidental" registration rights entitling the Principal Shareholders to register common stock (subject to limitations on the number registered) in offerings by Ashland Coal or other holders of registration rights.

                      PERSONNEL AND COMPENSATION COMMITTEE
                                      AND
                  KEY EMPLOYEE STOCK ADMINISTRATION COMMITTEE
                                   REPORT ON
                        EXECUTIVE COMPENSATION FOR 1994

GENERAL

     The Personnel and Compensation Committee (P&C Committee) is composed entirely of outside directors and has the responsibility, among others, for approving Ashland Coal's executive compensation program, except for the grant of stock options. The Key Employee Stock Administration Committee (KESA Committee), which is also composed entirely of outside directors, is responsible for approving grants of stock options under Ashland Coal's 1988 Stock Incentive Plan for Key Employees, and will be responsible for approving grants under the proposed 1995 Stock Incentive Plan if it is approved by the Stockholders. The members of these committees are free from interlocking or other relationships that might be considered a conflict of interest.

     The compensation of Ashland Coal's executives is reviewed and approved annually. In 1994, Ashland Coal again retained an executive compensation consultant to advise the P&C Committee on the executive compensation program and the KESA Committee on stock awards to key executives.

COMPENSATION PRINCIPLES

     The fundamental objectives of Ashland Coal's compensation program are to attract, retain and motivate key executives to enhance long-term profitability and stockholder value. The compensation program:

     - provides for a base level of compensation that is competitive with other similarly sized publicly traded industrial companies, particularly those in the coal mining industry, and compensates key executives based on their level of responsibility;

     - links executives' compensation to the operating and financial performance of Ashland Coal by making significant elements of their compensation sensitive to the performance of the company; and

     - rewards the executives for both short-term and long-term enhancement of shareholder value.

     Presently, the executive compensation program consists of four principal components:

        - annual salary

        - annual incentive compensation

        - medium-term incentive compensation

        - stock options

ANNUAL SALARY

     Annual salaries for executive officers other than the President and Chief Executive Officer (CEO) are determined by the P & C Committee's independent consideration of the executive's performance of his duties (as reported by the CEO), responsibilities and experience; the historical compensation levels of Ashland Coal; and a consultant's report of the median range of the salaries for similarly situated executives as determined from surveys of salaries for executives in the mining and coal industries and other industrial companies, including anticipated estimated salary increases given or to be given in such industries in the current year (such factors being collectively referred to as Salary Factors). Annual salaries are not based on specific measures of corporate performance, but, notwithstanding the Salary Factors, annual salaries could be frozen, reduced, or increased by a smaller increment than otherwise would be the case, in the P & C Committee's sole discretion, as a result of poor corporate performance. Individual performance of an executive is not measured by specific quantitative criteria, but is qualitatively assessed. The CEO's compensation, including his annual salary, is discussed later in this report.

     Each February, the determination of annual salaries begins with the CEO's evaluation of each executive officer's performance of his duties for the preceding year and a comparison of his salary with salaries of similarly situated executives as reported in compensation surveys conducted by entities not associated with Ashland Coal and a compensation report by its compensation consultant. The companies included in these compensation surveys are selected by such unrelated entities, and the total number of companies surveyed is larger than the peer group of issuers selected by Ashland Coal for comparison in the Cumulative Total Return graph included later in this Proxy Statement. The CEO then makes recommendations to the P&C Committee which may approve his recommendations or set salaries at levels different than the CEO's recommendations.

     The P&C Committee reviews the CEO's recommendations with the CEO, including the CEO's justification and support for them. The P&C Committee does not give a specified weight to the individual Salary Factors. The individual performance of any executive is measured by the extent to which the individual discharges his or her duties. With respect to 1994 salary recommendations, the P&C Committee did not follow all of Mr. Payne's recommendations. The salaries of the Ashland Coal executives as determined by the P&C Committee are generally tied to the median level of salaries indicated by the surveys as reported by the compensation consultant to the P&C Committee.

ANNUAL INCENTIVE COMPENSATION

     This component of the executive compensation program provides short-term incentives under the Incentive Compensation Program for Key Employees (Incentive Compensation Program). The executives named in the Summary Compensation Table (Summary Table) set forth later in this Proxy Statement, together with twenty-four other key employees of Ashland Coal designated by the P & C Committee, are provided an opportunity to earn incentive cash compensation based on individual and company performance. In determining the annual incentive compensation award to any individual, a minimum company performance level must be met, and assuming it is met, an individual's level of responsibilities, company performance and individual performance are considered in determining the amount of the award. There are presently six levels in the Incentive Compensation Program. The P&C Committee determines at the beginning of each year the level within the Incentive Compensation Program at which each participant is placed based on the participant's potential to affect profitability. All other performance factors being equal, the maximum achievable incentive award increases based on increasing levels of potential to affect profitability. In addition, in respect of the performance factors, company performance is given twice the weight of individual performance. In the cases of Messrs. Payne and Woodring (as well as two other persons not named in the Summary Table), the environmental and safety performances of the operating subsidiaries also are taken into account in making incentive compensation awards.

     Each February the P&C Committee sets a minimum company performance standard (hurdle) that must be met before any incentive compensation may be awarded. For 1994, company performance was measured against a profit before tax hurdle and exceeded the hurdle by about 9 percent, and awards were paid in March of 1995. The determination of individual performance for purposes of incentive compensation awards is based upon the CEO's evaluation of the extent to which an individual successfully discharges his or her duties. There are no specific quantitative criteria by which individual performance is measured for purposes of incentive compensation, but such performance is qualitatively assessed. The P&C Committee may reject the CEO's recommendations on individual performances if it does not concur, and the P & C Committee's decision is final.

     A participant's payout at his participation level is a function of the weighted combined company and individual performance score (expressed as a percentage) and the participant's salary. The Incentive Compensation Program provides that total payments are not to exceed 6 percent of net income of Ashland Coal, excluding nonoperating items. For 1994, the minimum company performance standard was exceeded and incentive compensation awards were paid. The P&C Committee may adjust, at its discretion, the minimum company performance standard and payments under this Program. No such adjustments have been made during the last three years.

     With respect to total annual cash compensation paid to Messrs. Payne, Woodring, Besten, Solochek, and Layman for 1994, approximately 27 percent, 22 percent, 25 percent, 23 percent and 19 percent, respectively, was performance-sensitive under the Incentive Compensation Program. For the three-year period covered by the Summary Table, the portion of total annual cash compensation which was performance sensitive under the Incentive Compensation Program was 26 percent, 23 percent, 24 percent, 21 percent and 20 percent, respectively, for the named executives.

PERFORMANCE UNIT PLAN

     This component of the executive compensation program seeks to reward executives for successful medium-term strategic planning and operating performance by Ashland Coal. Only company performance is taken into account in determining payments under Ashland Coal's Performance Unit Plan (Performance
Plan). Under the Performance Plan, executives designated by the P & C Committee (currently eight persons in addition to the named individuals) are awarded performance units contingent upon the level of Ashland Coal's future performance.

     The number of performance units awarded to a participant is based on that individual's level of responsibility. Performance units awarded are established in dollars and are based on the participant's base salary on the date of the award. The original amount of any award may not exceed 400 percent of the employee's then base salary. Historically, performance units have been awarded every two years and each award covers a four-year performance cycle.

     Performance measures and the time period over which performance is to be measured are determined by the P&C Committee. Performance measures may include, but shall not be limited to, return on net assets employed, cumulative earnings per share, and return on equity (ROE). The present plan cycles use ROE as the performance measure. Below a "hurdle" rate of return, there is no payment, and at or above a "target" rate of return, 100 percent of the award is earned. Below-target payouts are earned for company performance between the hurdle and target, depending on the level of performance.

     The amount paid out upon meeting the performance measures cannot exceed the original amount of such award, and the total amount of payments under the Performance Plan for each award period shall not exceed 2 percent of stockholders' equity of Ashland Coal as shown in its Annual Report to Stockholders at the end of the fiscal year next preceding the commencement of such award period. Payments with respect to performance units may be made in one or more installments and may be made wholly in cash, wholly in shares of Ashland Coal Common Stock or partly in cash and partly in such shares, at the discretion of the P&C Committee and as permitted by applicable securities laws. No Common Stock has been authorized by Ashland Coal's Board of Directors for issuance under the Performance Plan. Under the Performance Plan, the P&C Committee can adjust, at its discretion, the performance measures set and payments made for any cycle. There have been no such adjustments made during the last three years.

     Although the Performance Plan permits awards of up to 400 percent of a participant's salary, the maximum award has not exceeded 160 percent. In 1993, payments were made with respect to the 1989-1992 Performance Plan cycle (which also included the last three months of 1988), and in 1995, payments were made with respect to the 1991-1994 Performance Plan cycle because the respective ROE hurdles were achieved. Payments under the plan cycle for 1993-1996 approved in 1993, if earned, will be made in 1997, and payments under the 1995-1998 plan cycle approved in 1995 will be made, if earned, in 1999.

     When payments under the Performance Plan for the 1989-1992 cycle and the 1991-1994 cycle are prorated among the years covered by those cycles, approximately 34 percent, 30 percent, 30 percent, 28 percent and 26 percent of the total cash compensation paid to Messrs. Payne, Woodring, Besten, Solochek, and Layman, respectively, for the years shown in the Summary Table was sensitive to company performance.

STOCK INCENTIVE PLAN FOR KEY EMPLOYEES

     Stock options tie the interests of key employees of Ashland Coal to the interests of its stockholders by providing value to an employee when the stock price appreciates. This element of the compensation program provides longer-term incentives. The 1988 Stock Incentive Plan for Key Employees (Stock Incentive Plan) provides for the grant of stock options and stock appreciation rights (SARs) and awards of restricted stock. The KESA Committee is responsible for administering the Stock Incentive Plan and making grants or awards thereunder. All stock options are granted with an exercise price equal to the fair market value of Ashland Coal's Common Stock on the date of grant.

     All salaried employees of Ashland Coal and its subsidiaries (including the executives named in the Summary Table) are eligible to participate in the Stock Incentive Plan. Two types of options -- incentive stock options and nonqualified stock options -- may be granted under the Stock Incentive Plan. The ultimate value of the options depends on the ultimate value of the underlying stock of Ashland Coal, thus aligning the interests of the stockholders and the executives.

     The KESA Committee, in its discretion, determines the salaried employees who are granted options, or options and SARs, or who are awarded shares of restricted stock under the Stock Incentive Plan. The stock options granted to executives in 1994 were not based on past company performance. The number of options to be granted to executives is discretionary with the KESA Committee, but the number of options awarded is generally based upon the participation level to which an executive is assigned. This level is determined by the executive's potential to affect profitability, as well as the number of options already outstanding or previously granted to the executive. These factors were considered in making 1994 option awards. The KESA Committee also reserves the right to make awards that deviate from the level-based awards depending upon an executive's individual performance.

     At its December 1994 meeting, the KESA Committee approved a new 1995 Stock Incentive Plan and recommended that the Board of Directors of Ashland Coal also approve it. The Board did so at its December 1994 meeting. Submission of the 1995 Stock Incentive Plan for approval by the Stockholders is discussed in further detail in Item II at page 20 of this Proxy Statement.

CEO COMPENSATION

     As with the other executives, the Salary Factors are the only factors routinely considered by the P&C Committee in setting the annual salary of the CEO, but notwithstanding the Salary Factors, the CEO's annual salary could be frozen, reduced, or increased by a smaller increment than otherwise would be the case, in the Committee's sole discretion, as a result of poor corporate performance. The CEO's individual performance in discharging his duties as CEO is assessed by the P&C Committee in determining his annual salary and incentive compensation awards. As is the case with other executives, no specific objective or other criteria is used by the P&C Committee in assessing the individual performance of the CEO. In determining the CEO's incentive compensation, company performance is given twice the weight of individual performance, as for any other executive, but the CEO's incentive compensation is further subject to adjustment upward or downward in the Committee's sole discretion (and without specific weighting factors) depending upon the environmental and safety performance of the operating subsidiaries. Awards of performance units under the Performance Plan are higher for the CEO than for other executives because the CEO bears the highest degree of responsibility among Ashland Coal's executives for both strategic planning and overall operating performance. The number of options awarded under the Stock Incentive Plan to the CEO is higher than for any other executive because of the potential effect of his performance upon profitability and is also affected by the total number of options outstanding or previously granted to the CEO.

     This Report is submitted by the Personnel and Compensation Committee with respect to all matters set forth in the Report, except for those matters related to stock options, and by the Key Employee Stock Administration Committee only with respect to stock options.

    PERSONNEL AND                               KEY EMPLOYEE STOCK
    COMPENSATION COMMITTEE                      ADMINISTRATION COMMITTEE
    ----------------------                      ------------------------
    Thomas L. Feazell (Chairman)                Robert A. Charpie (Chairman)
    Robert A. Charpie                           Robert L. Hintz
    Robert E. Yancey, Jr.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                                                            LONG-TERM COMPENSATION
                                                                        ------------------------------
                                                                               AWARDS          PAYOUTS
                                      ANNUAL COMPENSATION               --------------------   -------
                          -------------------------------------------   RESTRICTED
                                                         OTHER ANNUAL     STOCK                 LTIP       ALL OTHER
NAME AND PRINCIPAL POSITION       SALARY      BONUS(1)   COMPENSATION    AWARD(S)    OPTIONS   PAYOUTS   COMPENSATION(4)
                         YEAR      ($)         ($)          ($)           (#)         (#)       ($)          ($)
-------------------------------------------------------------------------------------------------------------------
William C. Payne          1994    294,423     110,000         -0-           -0-      15,000    90,176(2)     12,366
Chairman                  1993    279,481      75,000         -0-           -0-      15,000       -0-        11,738
President & CEO           1992    264,596     110,000         -0-           -0-      10,000   262,208(3)     11,113

Kenneth G. Woodring       1994    224,423      64,128         -0-           -0-       7,500    56,783(2)      9,426
Senior Vice President     1993    209,654      52,927         -0-           -0-       6,500       -0-         8,805
                          1992    199,327      69,481         -0-           -0-       5,000   168,419(3)      8,372
C. Henry Besten, Jr.      1994    164,500      54,177         -0-           -0-       5,000    43,961(2)      6,909
Senior Vice President     1993    151,758      38,309         -0-           -0-       5,000       -0-         6,374
                          1992    144,596      50,374         -0-           -0-       4,000   102,681(3)      6,073
Marc R. Solochek          1994    164,500      49,227         -0-           -0-       5,000    34,661(2)      4,606
Senior Vice President     1993    151,758      34,919         -0-           -0-       4,000       -0-         4,249
& CFO                     1992    144,798      39,233         -0-           -0-       3,000   109,749(3)      4,054

Roy F. Layman             1994    149,615      34,807         -0-           -0-       4,000    30,988(2)      6,284
Admin. Vice President     1993    139,654      27,495         -0-           -0-       4,000       -0-         5,865
& Secretary               1992    129,789      39,508         -0-           -0-       3,000    91,875(3)      5,452

(1) These amounts represent the amount of money earned under the Ashland Coal, Inc. Incentive Compensation Program for Key Employees with respect to the subject year and paid in the immediately succeeding year.

(2) This amount represents the amount paid in 1995 for the four years of the 1991-1994 plan cycle under the Ashland Coal, Inc. Performance Unit Plan.

(3) This amount represents the amount of money earned under the Ashland Coal, Inc. Performance Unit Plan for the 1989-1992 plan cycle. This cycle also included the last three calendar months of 1988. About 79 percent of the stated amounts was accelerated and paid in 1992, and the remainder was paid in 1993.

(4) These amounts represent contributions by Ashland Coal to the named executive's account under the Ashland Coal Employee Thrift Plan. For information concerning supplemental retirement benefits payable to Mr. Payne following retirement, SEE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS.


                       OPTION GRANTS IN LAST FISCAL YEAR
                       ---------------------------------

                                 INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------
                                             % OF                                       POTENTIAL REALIZABLE
                                             TOTAL                                        VALUE AT ASSUMED
                                            OPTIONS                                     ANNUAL RATES OF STOCK
                                          GRANTED TO      EXERCISE                     PRICE APPRECIATION FOR
                              OPTIONS      EMPLOYEES       OR BASE                          OPTION TERM
                              GRANTED      IN FISCAL        PRICE       EXPIRATION      --------------------
NAME                           (#)(1)        YEAR          ($/SH)          DATE          5%($)       10%($)
------------------------------------------------------------------------------------------------------------
William C. Payne               15,000         15.5          28.50         3/24/2003      268,852     681,325
Kenneth G. Woodring             7,500          7.8          28.50         3/24/2003      134,426     340,662
C. Henry Besten, Jr.            5,000          5.2          28.50         3/24/2003       89,617     227,108
Marc R. Solochek                5,000          5.2          28.50         3/24/2003       89,617     227,108
Roy F. Layman                   4,000          4.1          28.50         3/24/2003       71,694     181,687

(1) The options are not exercisable at all during the first year following the date of the grant, are exercisable with respect to 50 percent of the underlying shares after the first anniversary date of the grant and until the second anniversary, and are exercisable between the second and third anniversaries of the grant with respect to an additional 25 percent of the underlying shares. After the third anniversary of the date of the grant, the options are exercisable with respect to 100 percent of the underlying shares.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                             AND FY-END OPTION VALUES
                -----------------------------------------------

                                                                                           VALUE OF UNEXERCISED
                          SHARES                          NUMBER OF UNEXERCISED            IN-THE-MONEY OPTIONS
                         ACQUIRED                         OPTIONS AT FY-END(#)                 AT FY-END($)
                            ON           VALUE         ----------------------------     ---------------------------
NAME                    EXERCISE(#)     REALIZED($)    EXERCISABLE    UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
William C. Payne           6,000         107,250            66,000           25,000         570,000          22,500
Kenneth G. Woodring          -0-              -0-           36,089           12,911         356,328          15,672
C. Henry Besten, Jr.         -0-              -0-           23,000            8,500         156,875           7,500
Marc R. Solochek           3,000           53,500           19,250            7,750         139,125           6,000
Roy F. Layman                -0-              -0-           26,750            6,750         270,375           6,000

                    COMPARISON OF CUMULATIVE TOTAL RETURN
                    -------------------------------------

 Measurement Period                                      Peer
(Fiscal Year Covered)                Ashland Coal      Companies        S&P 500
1989                                    100.00          100.00          100.00
1990                                    137.14           81.78           96.89
1991                                    211.42          131.30          126.42
1992                                    154.62          109.06          136.05
1993                                    186.72          110.31          149.76
1994                                    178.39          121.08          151.74

Peer Companies are Addington Resources, Inc., Cyprus Amax Minerals Co., NERCO, Inc. (through 6/2/93), Pittson Minerals Group, Westmoreland Coal Co., and Zeigler Coal Holding Company (9/29/94). The indicated cumulative total returns assume reinvestment of dividends. The cumulative total returns of each component company included in the peer companies index has been weighted according to each respective company's stock market capitalization. On June 2, 1993, NERCO, Inc. merged into a subsidiary of Kennecott Corp. and was dropped from the peer group. On July 8, 1993, the Pittston Company ceased trading its shares and commenced trading "target" shares of Pittston Services representing its non-minerals businesses and Pittston Minerals representing its minerals business. On November 30, 1993, AMAX, Inc. merged into Cyprus Minerals Company. On September 29, 1994, Zeigler Coal Holding Company first offered its shares to the public. The value for the peer group of 121.08 on December 31, 1994, is based on the exclusion of NERCO, Inc. as of June 2, 1993, inclusion of the Pittston Minerals target stock as of July 8, 1993, inclusion of the Cyprus AMAX Minerals Company stock on November 30, 1993, and inclusion of the Zeigler Holding Company stock as of September 29, 1995, and recapitalization of the peer group as of each of those dates.

                                  PENSION PLAN

     The Ashland Coal, Inc. Pension Plan (Pension Plan) covers certain full-time salaried and hourly employees, including the executives named in the Summary Table set forth above. To the extent benefits under the qualified Pension Plan would exceed the limits established by Section 415 of the Internal Revenue Code of 1986, as amended, (Code), they would be payable under Ashland Coal's Nonqualified Excess Benefit Pension Plan. Similarly, to the extent benefits payable under the qualified Pension Plan are limited by Section 401(a)(17) of the Code, such benefits will be provided to certain employees under Ashland Coal's Benefits Restoration Plan. The following table shows the estimated annual benefits payable to eligible employees under the qualified Pension Plan, the Nonqualified Excess Benefit Plan, and the Benefits Restoration Plan using the benefit formula for salaried employees and assuming continued employment until the normal date of retirement at age 65.

                               PENSION PLAN TABLE

-----------------------------------------------------------------------------
                                       YEARS OF SERVICE
                  -----------------------------------------------------------
 REMUNERATION       15           20           25           30           35
-----------------------------------------------------------------------------
   $100,000       $21,826     $ 29,101     $ 36,377     $ 43,652     $ 50,927
   $125,000       $27,451     $ 36,601     $ 45,752     $ 54,902     $ 64,052
   $150,000       $33,076     $ 44,101     $ 55,127     $ 66,152     $ 77,177
   $175,000       $38,701     $ 51,601     $ 64,502     $ 77,402     $ 90,302
   $200,000       $44,326     $ 59,101     $ 73,877     $ 88,652     $103,427
   $225,000       $49,951     $ 66,601     $ 83,252     $ 99,902     $116,552
   $250,000       $55,576     $ 74,101     $ 92,627     $111,152     $129,677
   $275,000       $61,201     $ 81,601     $102,002     $122,402     $142,802
   $300,000       $66,826     $ 89,101     $111,377     $133,652     $155,927
   $325,000       $72,451     $ 96,601     $120,752     $144,902     $169,052
   $350,000       $78,076     $104,101     $130,127     $156,152     $182,177
   $375,000       $83,701     $111,601     $139,502     $167,402     $195,302

     Remuneration is computed only on annual salary shown in the Summary Table and excludes all other amounts shown in that Table. The benefits set forth in the table above assume the remuneration set forth is the remuneration during the highest consecutive 36-month period of the final 120-month period prior to retirement. For the purposes of computing the Annual Retirement Benefit payable under the Pension Plan, no more than the annual compensation limit established by the Code may be taken into account. This limit is currently $150,000.

     As of December 31, 1994, Messrs. Payne, Woodring, Besten, Solochek and Layman had credited service in the Pension Plan of 17 years, 16 years and 7 months, 21 years and 9 months, 18 years and 4 months, and 23 years and 5 months, respectively.

     The amounts in the foregoing table are shown on a straight life basis and are not subject to any reductions for Social Security or other benefits received by the participant. The amounts include the pre-January 1987 portion of the benefit vested and annuitized upon termination and re-establishment of the Pension Plan in January 1987. Under the Pension Plan, officers are entitled to benefits on the same basis as other salaried employees. For a complete discussion of the supplemental annual benefits payable upon retirement to William C. Payne under his supplemental retirement benefits agreement, (SEE EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS BELOW).

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACT

     In October 1990, Ashland Coal entered into a supplemental retirement benefits agreement with Mr. Payne (Agreement) which provides for different benefits depending upon whether Mr. Payne's service to Ashland Coal ends before, or on or after age 62. Because Mr. Payne has now reached the age of 62, the portion of the Agreement which addresses benefits if his service with Ashland Coal ends before he reaches the age of 62 is no longer applicable. If Mr. Payne's employment is terminated by Ashland Coal without cause, he resigns for any reason following a change in control, or he retires with or without the consent of the Board of Directors of Ashland Coal, then he would receive on an annual basis a supplemental benefit equal to 50 percent of his average base compensation plus average incentive compensation paid or accrued under Ashland Coal's Incentive Compensation Plan during the highest 36 months of the final 60-month period of his employment. Benefits payable under the Agreement are reduced by any benefits payable to Mr. Payne under Ashland Coal's Pension Plan, any other qualified defined benefit pension plan maintained by Ashland Coal, the Nonqualified Excess Benefit Plan, and the Benefit Restoration Plan. As a consequence of this Agreement,

Mr. Payne's benefits under the Pension Plan, the Nonqualified Excess Benefit Pension Plan and the Benefit Restoration Plan will be supplemented by approximately $138,000 per year, assuming (1) he retires at age 65, (2) that half of the sum of (A) his average base compensation paid during the highest 36 months of the final 60-month period of his employment and (B) his average incentive compensation paid during the highest 36 months of the final 60-month period of his employment is $234,000, and (3) that his regular benefit under the Pension Plan, the Nonqualified Excess Benefit Pension Plan and the Benefit Restoration Plan upon retirement at age 65 would be $96,000. Benefits under the Agreement are not prorated on years of service, and are not payable if Mr. Payne's employment is terminated by Ashland Coal for cause.

SALARY CONTINUATION PLAN

     Ashland Coal has adopted a Salary Continuation Plan pursuant to which each regular, full-time salaried employee (including the executives named in the Summary Table, but excluding hourly employees, employees covered by collective bargaining, employees of entities in which Ashland Coal has a 50 percent or less ownership interest and certain international employees of Ashland Coal and its subsidiaries) is entitled to receive a certain lump sum payment and other benefits in the event of a "change in control" of Ashland Coal (as defined in this plan) and termination of a participant's employment without cause within two years following such a change in control. Benefits under the Salary Continuation Plan are determined according to the following schedule:

 LENGTH OF SERVICE             PAYMENT
 -----------------             -------
Up to 5 full years     3 months' compensation
6-10 full years        6 months' compensation
11-15 full years       1 year's compensation
16-20 full years       1 1/2 years' compensation
20+ years              2 years' compensation

     As of December 31, 1994, Messrs. Payne, Woodring, Besten, Solochek, and Layman had service under the Salary Continuation Plan of 18, 17, 22, 19 and 24 years, respectively.

                           COMPENSATION OF DIRECTORS

     Nonemployee directors of Ashland Coal during 1994 received an annual retainer of $18,000 and a $1,000 fee for each Board and Committee meeting attended and expenses incurred in attending all such meetings. A director who serves as a chairman of a committee is entitled to receive an additional $2,500 fee per year for each chairmanship held by such director. In addition, directors receive accidental death and dismemberment insurance coverage of $100,000. Messrs. Brothers, Chellgren, Feazell, Quin, and Yancey have waived the payment of their fees and retainers, which waiver may be withdrawn at any time. Under the Deferred Compensation Plan for Directors' Fees, a director who is separately compensated for his services on the Board or a committee of the Board may defer all or part of his director's retainer, meeting fees and any per diem compensation for special assignments. A director may elect to earn interest on deferred amounts based on either the prime rate (as quoted by Citibank, N.A. as its prime commercial lending rate on the last day of each calendar quarter) or based on a hypothetical investment in Ashland Coal Common Stock. Deferred amounts, plus earnings, are payable in cash to the director, his estate, or beneficiary over such period of time as might be designated by the director, in no event to extend beyond the twentieth anniversary of the termination of his services as a director.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of either the P&C Committee or the KESA Committee are officers or employees of Ashland Coal or any of its subsidiaries or former officers or employees of Ashland Coal or any of its subsidiaries. Messrs. Michael G. Ziesler, Robert A. Charpie, Robert E. Yancey, and Thomas L. Feazell served on the P&C Committee for all of 1994. Messrs. Michael G. Ziesler, Robert
L. Hintz, and Robert A. Charpie served on the KESA Committee for all of 1994. Mr. Ziesler is an employee of Saarbergwerke, formerly the holder of Ashland Coal's Class B Preferred Stock. Messrs. Feazell and Yancey are employees of Ashland Inc. (see Certain Relationships and Related Transactions for further information about the relationship of Ashland Coal with Ashland Inc. and Saarbergwerke).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Ashland Coal receives certain services from and provides certain services to Ashland Inc. for which fees are charged between the companies. During 1994, Ashland Coal paid Ashland Inc. $392,000 and Ashland Inc. paid Ashland Coal $2,000 for these services.

     Ashland Coal also has purchased fuel, oil and other products from Ashland Inc. at current market prices using standard purchase orders. Such purchases amounted to $5,881,000 in 1994.

     During 1994, Saarbergwerke paid Ashland Coal $4,124,000 for metallurgical coal purchased from Ashland Coal.

     By Coal Sales Agency Agreement dated December 12, 1991, as amended on January 26, 1993 and as of January 1, 1995 (Agency Agreement), the Company appointed Saarbergwerke and Carboex (collectively, Sales Agent), as its exclusive agent for the purpose of selling high volatile coking coal and PCI product from reserves controlled by Ashland Coal's subsidiaries for use in the steel making process to customers within an area of responsibility comprised of Europe, several neighboring Mediterranean countries, and the former Soviet Union. Ashland Coal agreed to make available for sale pursuant to the Agency Agreement a minimum of 250,000 tons of high volatile coking coal per year. Pursuant to the Agency Agreement, the Sales Agent has certain options to request PCI product in substitution for high volatile coking coal. The Agency Agreement is for a term through December 31, 2000, if certain sales volumes are achieved during the two-year period of calendar 1996 and 1997. During 1994, Ashland Coal paid each of Saarbergwerke and Carboex $108,000 for their services as agents under the terms of the Agency Agreement.

     Management believes charges between Ashland Coal and Ashland Inc. for services rendered or provided were reasonable, and that the other transactions described above were concluded on terms equivalent to those prevailing among unaffiliated parties.

     Ernst & Young LLP, whose appointment as independent auditor for Ashland Coal is sought to be ratified under Item III, is also the independent auditor for Ashland Inc., and Ernst & Young S.A., a Spanish affiliate of Ernst & Young LLP, is the independent auditor for Carboex.

                  ITEM II. APPROVAL OF THE ASHLAND COAL, INC.
                           1995 STOCK INCENTIVE PLAN
                       (PROPOSAL 2 ON FORM OF PROXY CARD)

     Since going public in 1988, Ashland Coal has used its stock incentive plan as an integral part of its compensation package to attract and retain well qualified employees and to provide incentive to key employees to devote their best efforts to Ashland Coal through ownership of Ashland Coal stock. Stock options tie the interests of key employees to the interests of stockholders.

     As a result of the grant of stock options under the 1988 Stock Incentive Plan for Key Employees of Ashland Coal, Inc. and its Subsidiaries (the 1988
Plan) by the Key Employee Stock Administration Committee of Ashland Coal's Board of Directors (KESA Committee) at its meeting on February 21, 1995, no options remain available for grant under the 1988 Plan. The Board of Directors has determined that a new stock incentive plan is needed in order to continue to promote the interests of Ashland Coal and its stockholders by providing eligible employees of Ashland Coal with an incentive to continue their service and exert their best efforts to enhance shareholder value.

     At its meeting on December 8, 1994, the Board of Directors of Ashland Coal approved the Ashland Coal, Inc. 1995 Stock Incentive Plan (the 1995 Plan), subject to approval by the stockholders of Ashland Coal. The Board set aside 1,000,000 shares of Ashland Coal Common Stock, par value $.01, for issuance under the 1995 Plan. The amount of shares so set aside constitutes about 7.3 percent of the Common Stock outstanding on February 28, 1995, or about 5.5 percent of outstanding shares assuming conversion of the Class B and C Preferred Stock into Common Stock as of that date. The closing price of a share of Common Stock on the New York Stock Exchange on that date was $27.375. If approved by the Stockholders of Ashland Coal, the 1995 Plan will be effective May 1, 1995.

     The primary features of the 1995 Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the 1995 Plan, the full text of which is set forth as Exhibit A to this Proxy Statement.

ADMINISTRATION

     If approved by the stockholders of Ashland Coal, the 1995 Plan will be administered by a committee of the Board of Directors, presently the KESA Committee, none of whom will be eligible to participate in the 1995 Plan for at least one year prior to his or her appointment as a member of such committee. The KESA Committee has the exclusive authority to select the persons to be granted awards under the 1995 Plan, to determine the type, size and terms of the awards, to determine the time when awards will be granted, and to prescribe the form of any agreement embodying awards made under the 1995 Plan. The 1995 Plan limits the number of options that may be granted in any calendar year to any individual employee to options to purchase no more than 100,000 shares of Common Stock. The KESA Committee shall be authorized to interpret the 1995 Plan and to establish, amend and rescind any rules and regulations relating to the 1995 Plan. Shares subject to options and related stock appreciation rights (SARs) which lapse without having been exercised, or Performance Share awards which are forfeited, become available for new grants under the 1995 Plan. Any Restricted Stock which is forfeited shall not be available again for such new grants. To the extent that SARs are exercised and the corresponding option cancelled, the shares subject to the option will be charged against the maximum number of shares authorized under the 1995 Plan at the time such option was granted. To the extent a Phantom Stock award relating to the value of the underlying hypothetical or target shares of Common Stock is forfeited, such number of shares will be charged against the maximum number of shares authorized under the 1995 Plan.

ELIGIBILITY

     Awards may be granted only to individuals who are employees of Ashland Coal or its subsidiaries. A director of Ashland Coal who is also an employee of Ashland Coal or its subsidiaries may be granted awards under the 1995 Plan. Directors who are not also employees may not receive awards under the 1995 Plan. It is not possible at this time to determine who may be selected to receive grants of awards under the 1995 Plan or the number of awards to any individual. Such selections and determinations will be made by the KESA Committee on the basis of duties, responsibilities, ability to affect profitability, and present and future contributions of individuals to the success of Ashland Coal. Awards under the 1988 Plan were last made to 32 persons and it is anticipated that approximately the same number of individuals will receive awards under the 1995 Plan; however, the KESA Committee may from time to time reach lower in the organization and make awards to more people than presently have been granted options under the 1988 Plan. Because grants of awards under the 1995 Plan are solely at the discretion of the KESA Committee, the benefits to those executive officers listed in the Summary Compensation Table, or any other person, cannot be determined.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     Options may be granted by the KESA Committee as incentive stock options
(ISOs) intended to qualify for favorable tax treatment under federal tax law or as nonqualified stock options (NQSOs). SARs may be granted with respect to any options granted under the 1995 Plan and may be exercised only when the underlying option is exercisable. An SAR permits the holder to surrender an option or any portion thereof and, at the discretion of the KESA Committee, receive in exchange shares of Common Stock, cash or a combination thereof, with an aggregate value equal to the excess of the fair market value (determined as of the date of exercise of the SAR) of one share of Common Stock with respect to which such SAR has been exercised over the exercise price specified in such option multiplied by the number of shares covered by such option or portion thereof which is to be exercised. The 1995 Plan requires that the exercise price of all options and SARs be equal to or greater than the fair market value of Ashland Coal Common Stock on the date of grant of that option. The term of any ISO or related SAR cannot exceed ten years from date of grant. Employees granted options or awards under the 1995 Plan must agree to remain in service with Ashland Coal at least one year from the date of the grant or award.

     Subject to such rules as the KESA Committee may impose, the exercise price of an option may be paid in cash, in shares of Ashland Coal Common Stock owned by the optionee for six months or longer, with a combination of cash and shares or by effecting a "cashless exercise", if so approved by the KESA Committee, or with such other consideration as shall be approved by the KESA Committee. A "cashless exercise" is a technique which allows the optionee to exercise stock options without cash through the assistance of a broker through either a simultaneous exercise and sale or broker loan. The "cashless exercise" technique does not increase the compensation that the option provides; the optionee receives the same economic benefit as he or she would upon exercise of an SAR issued in tandem with the option. At the KESA Committee's discretion, options may be exercised by delivery of a note payable over not more than five years.

     In the case of a "change in control" of Ashland Coal (as defined in the 1995 Plan), options granted pursuant to the 1995 Plan may become fully exercisable as to all optioned shares from and after the date of such "change in control" in the discretion of the KESA Committee or as may otherwise be provided in the grantee's option agreement. Generally, death, retirement, or disability will not result in the cancellation of options or awards. The KESA Committee may, at its discretion, accelerate the date or dates at which options or awards are exercisable.

RESTRICTED STOCK AND MERIT AWARDS TO EMPLOYEES

     The KESA Committee may grant shares of Common Stock to 1995 Plan participants in such amounts, and subject to such restrictions (Restricted Stock) and additional terms and conditions, if any, as the KESA Committee in its sole discretion shall determine, consistent with the provisions of the 1995 Plan. The KESA Committee may also grant from time to time shares of Common Stock to selected 1995 Plan participants free of restrictions (Merit Awards) in such amounts as the KESA Committee in its sole discretion shall determine, consistent with the provisions of the 1995 Plan. As a condition to any award of Restricted Stock or Merit Award, the KESA Committee may require a participant to pay an amount equal to, or in excess of, the par value of the shares of Restricted Stock or Common Stock awarded to him or her as a merit award.

     Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a "Restricted Period", which in the case of grants to employees shall not be less than one year from the date of grant. The Restricted Period with respect to any outstanding shares of Restricted Stock awarded to employees may be reduced by the KESA Committee at any time, but in no event shall the Restricted Period be less than one year. Except for such restrictions, the employee as the owner of such stock shall have all rights of a stockholder including, but not limited to, the right to vote such stock and to receive dividends thereon as and when paid.

     In the event that an employee's employment is terminated for any reason prior to the lapse of all restrictions thereon, an employee's Restricted Stock will be forfeited; provided, however, that the KESA Committee may limit such forfeiture in its sole discretion. At the end of the Restricted Period all shares of Restricted Stock shall be transferred free and clear of all restrictions to the employee. In the case of a "change in control" of Ashland Coal (as defined in the 1995 Plan), an employee may receive his or her Restricted Stock free and clear of all restrictions in the discretion of the KESA Committee or as may otherwise be provided in the applicable Restricted Stock award.

PERFORMANCE SHARE AWARDS

     The KESA Committee may make, in its sole discretion and subject to such terms and conditions as it may determine in accordance with the 1995 Plan, awards of Common Stock which shall be earned on the basis of Ashland Coal's performance in relation to established performance measures for a specific performance period (Performance Shares). Such measures may include, but shall not be limited to, return on investment, earnings per share, return on stockholders' equity, or return to stockholders. Performance Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered during the relevant performance period.

     Performance Shares may be paid in cash, shares of Common Stock or shares of Restricted Stock in such proportions as the KESA Committee may determine. An employee must be employed at the end of the performance period to receive payment of Performance Shares; provided, however, in the event that an employee's employment is terminated by reason of death, disability, retirement, or other reason approved by the KESA Committee, the KESA Committee may limit such forfeiture in its sole discretion. In the case of a "change in control" of Ashland Coal (as defined in the 1995 Plan), an employee may receive his or her Performance Shares in the discretion of the KESA Committee or as may otherwise be provided in the applicable Performance Share award.

"PHANTOM STOCK" AWARDS

     The KESA Committee also may make, in its sole discretion, and subject to such terms and conditions as it may determine in accordance with the 1995 Plan, Phantom Stock awards. Such awards may be based solely on the value of the underlying target or hypothetical shares, solely on any earnings or appreciation thereon, or both and may be subject to such service-based vesting or performance measures as may be established by the KESA Committee. Such measures may include, but shall not be limited to, years of service, periods of employment, the occurrence of certain events, and individual or corporate performance objectives including, but not limited to, return on investment, earnings per share, return on stockholders' equity, or return to stockholders.

     Phantom Stock awards may be paid in cash or shares of Common Stock in such proportions as the KESA Committee may determine. Generally, Phantom Stock awards that have not vested or have not been earned prior to an employee's separation from service will be forfeited. The KESA Committee may, however, in its sole discretion limit such forfeitures. In the case of a "change in control" of Ashland Coal (as defined in the 1995 Plan), an employee may receive his or her Phantom Stock award in the discretion of the KESA Committee or as may otherwise be provided in the employee's Phantom Stock award. Any Phantom Stock award forfeited by an employee (relating to the value of the underlying hypothetical or target shares of Common Stock) shall not again be available for the grant of awards under the 1995 Plan.

AWARD DEFERRALS

     The KESA Committee may offer employees the opportunity to defer the receipt of payments of Restricted Stock awards, Performance Share awards, or Phantom Stock awards, and cash or Common Stock may be granted as a bonus for deferral in accordance with the 1995 Plan under such terms as may be established by the KESA Committee. The limit on such bonuses is 20 percent of the applicable award so deferred.

PLAN AMENDMENT

     The Board of Directors shall have the authority to amend the 1995 Plan as it deems advisable; however, no such amendment shall, without authorization and approval of stockholders: (i) increase the aggregate number of shares available for the granting of awards under the 1995 Plan, or the maximum number of options which may be awarded in any calendar year to any individual employee except in the event of certain changes in capitalization, such as a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, split-up, split-off, spin-off, liquidation or other similar corporate change; (ii) change the class of persons eligible to receive options or awards under the 1995 Plan; (iii) change the manner of determining the minimum exercise price of options other than to change the manner of determining fair market value of the Common Stock; or (iv) extend the period during which awards may be granted or exercised.

FEDERAL INCOME TAX CONSEQUENCES

     The following brief description of the tax consequences of awards under the 1995 Plan is based on federal tax laws currently in effect and does not purport to be a complete description of such federal tax consequences.

  Options

     There are no federal tax consequences either to the optionee or to Ashland Coal upon the grant of an ISO or a NQSO. On the exercise of an ISO, the optionee will not recognize any income and Ashland Coal will not be entitled to a deduction, although such exercise may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and Ashland Coal will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). Ashland Inc. will recognize such deduction as a consequence of the consolidation of Ashland Coal with Ashland Inc. for accounting purposes. The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, Ashland Coal will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of a NQSO, the date-of-exercise fair market value of the shares acquired in excess of the option price will generally be taxable to the optionee as ordinary income and deductible by Ashland Coal. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for Ashland Coal.

  Stock Appreciation Rights

     The amount of any cash (or the fair market value of any Common Stock) received by the holder of an option upon the exercise of SARs under the 1995 Plan will be subject to ordinary income tax in the year of receipt, and Ashland Coal will be entitled to a deduction for such amount.

     The affirmative vote of the holders of a majority of the outstanding shares of capital stock of Ashland Coal, present or represented at the meeting and entitled to vote, and voting together as one class is required for approval of Proposal 2. Broker non-votes will not be counted as present or represented and entitled to vote, or as votes cast either for or against the proposal. Abstentions will be counted as present and represented and entitled to vote, and therefore are in effect votes against the adoption of this proposal, because the affirmative vote of a majority of the shares of capital stock entitled to vote and present in person or by proxy at the meeting is required for the adoption of this proposal.

     FOR THE REASONS STATED HEREIN, THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

                       ITEM III. RATIFICATION OF AUDITORS
                       (PROPOSAL 3 ON FORM OF PROXY CARD)

     The Audit Committee of the Board of Directors recommended and, subject to stockholder ratification, the Board has appointed Ernst & Young LLP to audit the accounts of Ashland Coal and its subsidiaries for the year ending December 31, 1995. Ernst & Young LLP has audited the accounts of Ashland Coal and its subsidiaries for at least the last five years. Ernst & Young LLP is also the independent auditor for Ashland Inc., and Ernst & Young S.A., a Spanish affiliate of Ernst & Young LLP, is the independent auditor for Carboex. Submission of the appointment to the stockholders for their ratification is not required. However, the Board will reconsider the appointment if it is not ratified by the stockholders. The holders of outstanding shares of Preferred Stock and Common Stock will vote together as one class with respect to this Proposal 3.

     The following resolution concerning the appointment of independent auditors will be offered at the meeting:

          "RESOLVED, that the appointment of Ernst & Young LLP by the Board of Directors of the Corporation to audit the accounts of the Corporation and its subsidiaries for the year ending December 31, 1995, is hereby ratified."

     Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

                                 MISCELLANEOUS

     The expenses of solicitation of proxies for the Annual Meeting, including the cost of preparing and mailing this Proxy Statement and the accompanying material, will be paid by Ashland Coal. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees, or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares. Solicitation may be made by mail, telephone, telegraph, and personal interview, and by regularly engaged officers and employees of Ashland Coal, who will not be additionally compensated therefor.

     The Board of Directors knows of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

     Any stockholder who executes a form of proxy may revoke it by giving written notice to the Secretary of Ashland Coal, or by giving to the Secretary of the meeting a duly executed form of proxy bearing a date later than the form of proxy being revoked, at any time before such proxy is voted. Attendance at the meeting shall not have the effect of revoking a proxy unless the stockholder so attending shall, in writing, so notify the Secretary of the meeting prior to the voting of the proxy.

     A form of proxy which is properly signed, dated and not revoked will be voted in accordance with the instructions contained therein. IF NO INSTRUCTIONS ARE GIVEN, THE PERSONS NAMED IN THE FORM OF PROXY SOLICITED BY THE BOARD OF DIRECTORS INTEND TO VOTE FOR THE NOMINEES NAMED THEREIN FOR ELECTION AS DIRECTORS; FOR THE APPROVAL OF THE 1995 STOCK INCENTIVE PLAN; AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 1995.

     Any stockholder may strike out the names of the proxies designated by the Board of Directors on the form of proxy card and may write in and substitute the name of any other person as proxy and may deliver the revised form of proxy card to such other person whom the stockholder may wish to designate as proxy for the purpose of representing such stockholder at the meeting.

     Stockholder Proposals: Proposals which are the proper subject for inclusion in the Proxy Statement and for consideration at the 1996 Annual Meeting of Stockholders must be received by Ashland Coal no later than November 21, 1995, in order to be included in Ashland Coal's Proxy Statement and form of proxy card.

     Please fill in, sign and date the enclosed form of proxy and return it in the accompanying addressed envelope which requires no further postage if mailed in the United States. If you attend the Annual Meeting and wish to vote your shares in person, you may do so if you notify the Secretary of the meeting in writing prior to the voting of the proxy. Your cooperation in giving this matter your prompt attention will be appreciated.

                                                      ROY F. LAYMAN
                                               Administrative Vice President
                                                      and Secretary

Huntington, West Virginia
March 28, 1995

                                                                       EXHIBIT A









                               ASHLAND COAL, INC.
                           1995 STOCK INCENTIVE PLAN









































                             EFFECTIVE MAY 1, 1995

                               TABLE OF CONTENTS

SECTION                                                                                       PAGE
-------                                                                                       ----
ARTICLE I              PURPOSE........................................................         A-1
ARTICLE II             DEFINITIONS....................................................         A-1
          2.01.        Agreement......................................................         A-1
          2.02.        Ashland........................................................         A-1
          2.03.        Award..........................................................         A-1
          2.04.        Beneficiary....................................................         A-1
          2.05.        Board..........................................................         A-1
          2.06.        Change in Control..............................................         A-1
          2.07.        Code...........................................................         A-1
          2.08.        Committee......................................................         A-1
          2.09.        Common Stock...................................................         A-2
          2.10.        Company........................................................         A-2
          2.11.        Disinterested..................................................         A-2
          2.12.        Employee.......................................................         A-2
          2.13.        Exchange Act...................................................         A-2
          2.14.        Exercise Price.................................................         A-2
          2.15.        Fair Market Value..............................................         A-2
          2.16.        Incentive Stock Option or ISO..................................         A-2
          2.17.        Merit Award....................................................         A-2
          2.18.        Nonqualified Stock Option or NQSO..............................         A-2
          2.19.        Option.........................................................         A-2
          2.20.        Performance Period.............................................         A-2
          2.21.        Performance Share Award........................................         A-2
          2.22.        Performance Shares.............................................         A-2
          2.23.        Personal Representative........................................         A-2
          2.24.        Phantom Stock Award............................................         A-2
          2.25.        Plan...........................................................         A-2
          2.26.        Restricted Period..............................................         A-2
          2.27.        Restricted Stock...............................................         A-2
          2.28.        Restricted Stock Award.........................................         A-3
          2.29.        Retained Distributions.........................................         A-3
          2.30.        Retirement.....................................................         A-3
          2.31.        Section 16(b) Optionee.........................................         A-3
          2.32.        Stock Appreciation Right or SAR................................         A-3
          2.33.        Subsidiary.....................................................         A-3
          2.34.        Tax Date.......................................................         A-3
ARTICLE III            STOCK SUBJECT TO THE PLAN......................................         A-3
ARTICLE IV             ADMINISTRATION.................................................         A-3
ARTICLE V              ELIGIBILITY....................................................         A-4
ARTICLE VI             STOCK OPTIONS..................................................         A-4
          6.01.        Designation and Price..........................................         A-4
          6.02.        Exercise.......................................................         A-4
          6.03.        Payment for Shares.............................................         A-5
ARTICLE VII            STOCK APPRECIATION RIGHTS......................................         A-5
ARTICLE VIII           RESTRICTED STOCK AWARDS........................................         A-6
ARTICLE IX             MERIT AWARDS...................................................         A-7
ARTICLE X              PERFORMANCE SHARES.............................................         A-7
ARTICLE XI             PHANTOM STOCK AWARDS...........................................         A-7

SECTION                                                                                       PAGE
-------                                                                                       ----
ARTICLE XII            SPECIAL EXERCISE RULES AND CONTINUED EMPLOYMENT AND AGREEMENT
                       TO SERVE.......................................................         A-8
          12.01.       Death..........................................................         A-8
          12.02.       Disability.....................................................         A-8
          12.03.       Other Separations From Service.................................         A-8
          12.04.       Certain Accelerations..........................................         A-9
          12.05.       Continued Employment Undertaking...............................         A-9
          12.06.       Leaves of Absence..............................................         A-9
ARTICLE XIII           WITHHOLDING TAXES..............................................         A-9
ARTICLE XIV            ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.....................        A-10
ARTICLE XV             AMENDMENTS AND TERMINATIONS....................................        A-10
ARTICLE XVI            MISCELLANEOUS PROVISIONS.......................................        A-10
          16.01.       No Right to Award..............................................        A-10
          16.02.       Assignment or Alienation.......................................        A-10
          16.03.       Compliance with Securities Laws................................        A-10
          16.04.       Expenses.......................................................        A-11
          16.05.       Consent to, Ratification of Certain Actions....................        A-11
          16.06.       Binding Nature of Actions......................................        A-11
          16.07.       Other Compensation Arrangements................................        A-11
          16.08.       Time Awards Granted............................................        A-11
ARTICLE XVII           EFFECTIVENESS OF THE PLAN......................................        A-11
ARTICLE XVIII          GOVERNING LAW..................................................        A-11
ARTICLE XIX            UNFUNDED PLAN..................................................        A-12
ARTICLE XX             RULES OF CONSTRUCTION..........................................        A-12

                               ASHLAND COAL, INC.
                           1995 STOCK INCENTIVE PLAN
                                   ARTICLE I

PURPOSE

     The purpose of the Ashland Coal, Inc. 1995 Stock Incentive Plan is to promote the interests of Ashland Coal, Inc. and its shareholders by providing the officers and employees of the Company and its Subsidiaries with an incentive to continue service with Ashland. Accordingly, the Company may grant to selected officers and employees of Ashland Stock Options (both options qualifying under Code section 422 and options not so qualifying), Stock Appreciation Rights, Restricted Stock, Merit Awards, Performance Share Awards and Phantom Stock Awards in an effort to attract and retain in Ashland's employ qualified individuals and to provide such individuals with incentives to devote their best efforts to Ashland through ownership of the Company's stock, thus enhancing the value of the Company for the benefit of shareholders. The proceeds received by the Company from the exercise of options granted pursuant to this Plan shall be used for general corporate purposes.

                                   ARTICLE II

                                  DEFINITIONS

2.01. AGREEMENT means a written agreement (including any amendment or supplement thereto) between the Company and an Employee specifying the terms and conditions of an Award.

2.02. ASHLAND  means, collectively, Ashland Coal, Inc. and its Subsidiaries.

2.03. AWARD means an Option, a Stock Appreciation Right, a Restricted Stock Award, a Merit Award, a Performance Share Award, or a Phantom Stock Award, in each case granted under this Plan.

2.04. BENEFICIARY means the person, persons, trust or trusts designated by an Employee, or if no designation has been made, the person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under this Plan in the event of an Employee's death.

2.05. BOARD  means the Board of Directors of the Company.

2.06. CHANGE IN CONTROL means an event or circumstance which shall be deemed to occur (1) upon the approval by the Board (or if approval of the Board is not required as a matter of law, the shareholders of the Company) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property other than a merger in which the holders of Common Stock immediately prior to the merger will have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company, (2) when any "person" (as defined in Section 13(d) of the Exchange Act), other than the Company or any subsidiary or employee benefit plan or trust maintained by the Company, shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 20% of the Company's Common Stock outstanding at the time, without the prior approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.

2.07. CODE means the Internal Revenue Code of 1986, as amended from time to time.

2.08. COMMITTEE means the Key Employee Stock Administration or "KESA" Committee of the Board, as from time to time constituted, or any successor committee of the Board with similar functions, which shall consist of three or more members, each of whom shall be Disinterested.

2.09. COMMON STOCK means the Common Stock of the Company ($.01 par value), subject to adjustment pursuant to Article 14.

2.10. COMPANY  means Ashland Coal, Inc.

2.11. DISINTERESTED means disinterested within the meaning of applicable regulatory requirements, including those promulgated under Section 16 of the Exchange Act.

2.12. EMPLOYEE  means an officer or employee of Ashland.

2.13. EXCHANGE ACT  means the Securities Exchange Act of 1934, as amended.

2.14. EXERCISE PRICE means, with respect to each share of Common Stock subject to an Option, the price fixed by the Committee at which such share may be purchased from the Company pursuant to the exercise of such Option, which price at no time may be less than 100% of the Fair Market Value of the Common Stock on the date the Option is granted.

2.15. FAIR MARKET VALUE means, on any given date, the closing price of a share of Common Stock as reported on the New York Stock Exchange composite tape on such day, or, if the Common Stock was not traded on the New York Stock Exchange on such day, then on the next preceding day that the Common Stock was traded on such exchange, all as reported by such service as the Committee may select. If shares of Common Stock are not then traded on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

2.16. INCENTIVE STOCK OPTION or ISO means an Option that is intended by the Committee to meet the requirements of Section 422 of the Code or any successor provision. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.

2.17. MERIT AWARD means an award of Common Stock issued pursuant to Article IX of the Plan.

2.18. NONQUALIFIED STOCK OPTION or NQSO means an Option granted pursuant to this Plan which does not qualify as an Incentive Stock Option.

2.19. OPTION means the right to purchase Common Stock at a price to be specified and upon terms to be designated by the Committee or otherwise determined pursuant to this Plan. An Option shall be designated by the Committee as a Nonqualified Stock Option or an Incentive Stock Option.

2.20. PERFORMANCE PERIOD means the period designated by the Committee during which the performance objectives shall be measured.

2.21. PERFORMANCE SHARE AWARD means an award of shares of Common Stock, the issuance of which is contingent upon attainment of performance objectives specified by the Committee.

2.22. PERFORMANCE SHARES means those shares of Common Stock issuable pursuant to a Performance Share Award.

2.23. PERSONAL REPRESENTATIVE means the person or persons who, upon the disability or incompetence of an Employee, shall have acquired on behalf of the Employee by legal proceeding or otherwise the right to receive the benefits specified in this Plan.

2.24. PHANTOM STOCK AWARD means a hypothetical or target award of a number of shares of Common Stock, the vesting, earnout or payment of which is contingent upon the completion of a number of years of service, the occurrence of an event or the attainment of performance objectives established by the Committee.

2.25. PLAN  means this Ashland Coal, Inc. 1995 Stock Incentive Plan.

2.26. RESTRICTED PERIOD means the period designated by the Committee during which Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered, which period shall not be less than one year from the date of grant.

2.27. RESTRICTED STOCK means those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms, and conditions set forth in the related Agreement.

2.28. RESTRICTED STOCK AWARD  means an award of Restricted Stock.

2.29. RETAINED DISTRIBUTIONS means any securities or other property (other than cash dividends) distributed by the Company in respect of Restricted Stock during any Restricted Period.

2.30. RETIREMENT means retirement of an Employee from the employ of Ashland as described in a tax-qualified pension or profit sharing plan maintained by Ashland in which the Employee participates.

2.31. SECTION 16(B) OPTIONEE means an Employee or former Employee who is subject to Section 16(b) of the Exchange Act.

2.32. STOCK APPRECIATION RIGHT or SAR means the right of the holder to surrender an Option or any portion thereof which is then exercisable and/or receive in exchange therefor shares of Common Stock, cash, or a combination thereof, as the case may be, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock over the Exercise Price specified in such Option or SAR multiplied by the number of shares of Common Stock covered by such Option or SAR or portion thereof which is so surrendered. An SAR shall be exercisable upon any additional terms and conditions (including, without limitation, the issuance of Restricted Stock and the imposition of restrictions upon the timing of exercise) which may be determined as provided in the Plan.

2.33. SUBSIDIARY means any present or future subsidiary corporation, as defined in Section 424 of the Code, of the Company.

2.34. TAX DATE means the date the withholding tax obligation arises with respect to the exercise of an Award.

                                  ARTICLE III

                           STOCK SUBJECT TO THE PLAN

     There will be reserved for issuance under the Plan (upon the exercise of Options and Stock Appreciation Rights, upon awards of Restricted Stock, Performance Shares, Merit Awards and Phantom Stock Awards (where such Awards include the value of the hypothetical or target number of shares of Common Stock) and for stock bonuses on deferred awards of Restricted Stock, Performance Shares and Phantom Stock Awards (where such Awards include the value of the hypothetical or target number of shares of Common Stock)), an aggregate of 1,000,000 shares of Common Stock. Such shares shall be authorized but unissued shares of Common Stock. Except as provided in Articles VII, VIII, and XI, if any Award under the Plan shall expire or terminate for any reason without having been exercised in full, or if any Award shall be forfeited, the shares subject to the unexercised, terminated or forfeited portion of such Award shall again be available for the purposes of this Plan.

                                   ARTICLE IV

                                 ADMINISTRATION

     This Plan shall be administered by the Committee. No person who is (or, within one year prior to his or her appointment as a member of the Committee, was) eligible to participate in this Plan, or in any stock option or stock bonus plan of the Company, or any person who is not Disinterested, shall be a member of the Committee.

     In addition to any implied powers and duties that may be needed to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including, without limitation, exclusive authority to select the Employees to be granted Awards under the Plan, to determine the type, size and terms (not inconsistent with the provisions of this Plan) of the Awards to be made to each Employee selected, to determine the time when Awards will be granted, and to prescribe the form of the Agreements embodying Awards made under the Plan. No employee may be granted Options for more than 100,000 shares of Common Stock during any calendar year. The terms of any Award may include conditions (in addition to those in this Plan) on the exercisability of all or any part of an Option or on the transferability or forfeitability of Restricted Stock or a Phantom Stock Award. Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option may be exercised or the time at which Restricted Stock or a Phantom Stock Award may become transferable or nonforfeitable.

     The Committee shall be authorized to interpret the Plan and the Awards granted under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations which it believes necessary or advisable for the administration of the Plan, and to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems desirable to carry it into effect. Any decision of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.

     The Committee may act only by a majority of its members. Any determination of the Committee may be made, without notice, by the written consent of the majority of the members of the Committee. In addition, the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for any action taken or omitted to be taken by him or her or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.

                                   ARTICLE V

                                  ELIGIBILITY

     Awards may be granted only to individuals who are employees of the Company or its Subsidiaries. A director of the Company or a Subsidiary who is an employee of the Company or a Subsidiary may be granted Awards under this Plan. A member of the Committee may not participate in this Plan or be eligible for Awards hereunder during the time that his or her participation would prevent the Committee from being Disinterested.

                                   ARTICLE VI

                                 STOCK OPTIONS

6.01. DESIGNATION AND PRICE

     (a) Any Option granted under the Plan may be granted as an Incentive Stock Option or as a Nonqualified Stock Option as shall be designated by the Committee at the time of the grant of such Option. Each Option shall be evidenced by an Agreement between the recipient and the Company, which Agreement shall specify the designation of the Option as an ISO or a NQSO, as the case may be, and shall contain such terms and conditions as the Committee, in its sole discretion, may determine in accordance with the Plan.

     (b) Every Incentive Stock Option shall provide for a fixed expiration date of not later than ten years from the date such Incentive Stock Option is granted.

     (c) The Exercise Price of Common Stock issued pursuant to each Option shall be fixed by the Committee at the time of the granting of the Option; provided, however, that such Exercise Price shall in no event be less than 100% of the Fair Market Value of the Common Stock on the date such Option is granted.

     (d) An option may be granted with or without a related SAR.

6.02. EXERCISE

     The Committee may, in its discretion, provide for Options granted under the Plan to be exercisable in whole or in part; provided, however, that no Option may be exercised at any time for fewer than 50 shares (or the total remaining shares covered by the Option if fewer than 50 shares) during the term of the Option. The specified number of shares will be issued upon receipt by the Company of (i) notice from the Optionee of exercise of an Option, and (ii) either payment to the Company (as provided in this Article VI, Section 6.03 below), of the Exercise Price for the number of shares with respect to which the Option is exercised, or with approval of the Committee, a secured promissory note as hereinafter provided. Each such notice and payment shall be delivered or mailed by post-paid mail, addressed to Ashland Coal, Inc., 2205 Fifth Street Road, Huntington, West Virginia 25701, Attn: Vice President--Human Resources, or such other place or to the attention of such other person as the Company may designate from time to time. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an ISO and for those shares acquired pursuant to a NQSO.

6.03. PAYMENT FOR SHARES

     Except as otherwise provided in this Article VI, the Exercise Price for the Common Stock shall be paid in full when the Option is exercised. Subject to such rules as the Committee may impose, the Exercise Price may be paid in whole or in part in (i) cash, (ii) whole shares of Common Stock owned by the Employee six months or longer and evidenced by negotiable certificates, valued at their Fair Market Value on the date of exercise, (iii) by a combination of such methods of payment, or (iv) such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee (including without limitation, assurance satisfactory to the Committee from a broker registered under the Exchange Act, of the delivery of the proceeds of an imminent sale of the stock to be issued pursuant to the exercise of such Option, such sale to be made at the direction of the Employee). If certificates representing shares of Common Stock are used to pay all or part of the Exercise Price of an Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing any additional shares to which the Employee is entitled as a result of exercise of the Option. The Committee may, in its discretion, authorize payment of all or any part of the Exercise Price over a period of not more than five years from the date the Option is exercised. In such instance any unpaid balance of the Exercise Price shall be evidenced by the Employee's promissory note payable to the order of the Company which shall be secured by such collateral and shall bear interest at such rate or rates as determined from time to time by the Committee.

                                  ARTICLE VII

                           STOCK APPRECIATION RIGHTS

     The Committee may grant Stock Appreciation Rights pursuant to the provisions of this Article VII to any Employee. Subject to the terms and provisions of this Article VII, an SAR shall be exercisable only when the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which the SAR is to be exercised shall exceed the Exercise Price per share of Common Stock subject to the SAR. An SAR granted under the Plan shall be exercisable in whole or in part by notice to the Company. Such notice shall state that the holder of the SAR elects to exercise the SAR and the number of shares in respect of which the SAR is being exercised. For purposes of this Article VII, the date of exercise of an SAR shall mean the date on which the Company receives such notice.

     Subject to the terms and provisions of this Article VII, upon the exercise of an SAR, the holder thereof shall be entitled to receive from Ashland consideration (in the form hereinafter provided) equal in value to the excess of the Fair Market Value (determined as of the date of exercise of the SAR) of each share of Common Stock with respect to which such SAR has been exercised over the Exercise Price per share of Common Stock subject to the SAR. The Committee may stipulate in the Agreement the form of consideration which shall be received upon the exercise of an SAR. If no consideration is specified therein, upon the exercise of an SAR, the holder may specify the form of consideration to be received by such holder, which shall be in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or in cash, or partly in cash and partly in shares of Common Stock, as the holder shall request; provided, however, that the Committee, in its sole discretion, may disapprove the form of consideration requested and instead authorize the payment of such consideration in shares of Common Stock (valued as aforesaid), or in cash, or partly in cash and partly in shares of Common Stock.

     Upon the exercise of an SAR, an Option for the number of shares of Common Stock with respect to which such SAR is exercised shall be deemed to have been exercised and to that extent a corresponding number of shares of Common Stock shall not again be available for the grant of Awards under the Plan. Upon the exercise or termination of an SAR, the number of shares with respect thereto shall be considered to have been exercised or terminated to the extent of the number of shares of Common Stock with respect to which the SAR was so exercised or terminated.

                                  ARTICLE VIII

                            RESTRICTED STOCK AWARDS

     The Committee may make awards of Restricted Stock, evidenced by an Agreement which shall contain such terms and conditions as the Committee, in its sole discretion, may determine. The amount of each Restricted Stock Award and the respective terms and conditions of each Award (which terms and conditions need not be the same in each case) shall be determined by the Committee in its sole discretion. The consideration to be paid by an Employee for any Award made hereunder shall be fixed by the Committee from time to time, but shall in no event be less than the par value of the shares of Restricted Stock awarded to him or her determined in a manner and on a basis consistent with Delaware General Corporation Law. Any such Restricted Stock Award shall automatically expire if not purchased in accordance with the Committee's requirements within thirty (30) days after the date of grant. Subject to the terms and conditions of each Restricted Stock Award, the Employee, as the owner of the Common Stock issued as Restricted Stock, shall have all rights of a shareholder including, but not limited to, voting rights as to such Common Stock and the right to receive dividends thereon when, as and if paid.

     In the event that a Restricted Stock Award has been made to an Employee whose employment or service is subsequently terminated for any reason prior to the lapse of all restrictions thereon, such Restricted Stock will be forfeited in its entirety by such Employee; provided, however, that the Committee may, in its sole discretion, limit such forfeiture. Any Restricted Stock so forfeited by an Employee shall not again be available for the grant of Awards under the Plan.

     Employees may be offered the opportunity to defer the receipt of payment of vested shares of Restricted Stock, and Common Stock may be granted as a bonus for deferral, under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Restricted Stock so deferred.

     Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period, which shall be determined by the Committee and which shall not be less than one year from the date such Restricted Stock was awarded. The Committee may at any time reduce the Restricted Period with respect to any outstanding shares of Restricted Stock awarded under the Plan to Employees, but in no event shall such Restricted Period be less than one year.

     During the Restricted Period, certificates representing the Restricted Stock and any Retained Distributions shall be registered in the recipient's name and bear a restrictive legend to the effect that ownership of such Restricted Stock (and any such Retained Distributions), and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms, and conditions provided in this Plan and the applicable Agreement. Such certificates shall be deposited by the recipient with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and the applicable Agreement. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The recipient will have the right to vote such Restricted Stock, to receive and retain all cash dividends, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exception that (i) the recipient will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the restrictions applicable thereto shall have expired; (ii) the Company will retain custody of all Retained Distributions made or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts; (iii) the recipient may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Stock or any Retained Distributions during the Restricted Period; and

(iv) a breach of any restrictions, terms, or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

                                   ARTICLE IX

                                  MERIT AWARDS

     The Committee may from time to time make an award of Common Stock under the Plan to selected Employees for such reasons and in such amounts as the Committee, in its sole discretion, may determine. The consideration to be paid by an Employee for any such Merit Award made hereunder shall be fixed by the Committee from time to time, but shall in no event be less than the par value of the shares of Common Stock awarded to him or her determined in a manner and on a basis consistent with Delaware General Corporation Law.

                                   ARTICLE X

                               PERFORMANCE SHARES

     The Committee may make awards of Common Stock, evidenced by an Agreement, to selected Employees on the basis of the Company's financial performance in any given period. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees who shall receive such Performance Shares, to determine the number of such shares to be granted for each Performance Period, and to determine the duration of each such Performance Period. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

     The Committee shall establish performance measures for each Performance Period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time, in its sole discretion, determine. Such measures may include, but shall not be limited to, return on investment, earnings per share, return on shareholders' equity, or return to shareholders. The performance measures determined by the Committee shall be established prior to the beginning of each Performance Period but may be subject to such later revisions as the Committee shall deem appropriate. Performance Shares may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided and as provided in Section 12.04 of Article XII, during the Performance Period.

     The Committee shall determine, in its sole discretion, the manner of payment, which may include (i) cash, (ii) shares of Common Stock, or (iii) shares of Restricted Stock in such proportions as the Committee shall determine. Employees may be offered the opportunity to defer the receipt of payment of earned Performance Shares, and Common Stock may be granted as a bonus for deferral under terms as may be established by the Committee from time to time; however, in no event shall the Common Stock granted as a bonus for deferral exceed 20% of the Performance Shares so deferred.

     An Employee must be employed by the Company at the end of a Performance Period in order to be entitled to payment of Performance Shares in respect of such period; provided, however, that in the event of an Employee's cessation of employment before the end of such period, or upon the occurrence of his or her death, retirement, or disability, or other reason approved by the Committee, the Committee may, in its sole discretion, limit such forfeiture. The preceding sentence shall not affect an Employee's right to receive payment of Performance Shares that were earned in a Performance Period that ended prior to the Employee's termination of employment, death, retirement or disability.

                                   ARTICLE XI

                              PHANTOM STOCK AWARDS

     The Committee may make Phantom Stock Awards (which may be based solely on the value of the underlying shares, solely on any earnings or appreciation thereon, or both) evidenced by an Agreement, to selected Employees on the basis of the completion of a number of years of service, the occurrence of an event or the attainment of personal or corporate performance objectives established by the Committee in its sole discretion. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Employees who shall receive Phantom Stock Awards, to determine the number of hypothetical or target shares as to which each such Award is subject, and to determine the terms and conditions of each such Award. There may be more than one Phantom Stock Award in existence at any one time with respect to a selected Employee, and the terms and conditions of each such Award may differ from each other.

     The Committee shall establish vesting or performance measures for each Phantom Stock Award on the basis of such criteria and to accomplish such objectives as the Committee may from time to time, in its sole discretion, determine. Such measures may include, but shall not be limited to, years of service, periods of employment, the occurrence of certain events and individual or corporate performance objectives including but not limited to return on investment, earnings per share, return on shareholders' equity, or return to shareholders. The vesting or performance measures determined by the Committee shall be established at the time a Phantom Stock Award is made by the Committee but may be subject to such later revisions as the Committee shall deem appropriate. Phantom Stock Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered, except as herein provided and as provided in
Section 12.04 of Article XII, during the Performance Period.

The Committee shall determine, in its sole discretion, the manner of payment, which may include (i) cash, (ii) shares of Common Stock, or (iii) shares of Common Stock in such proportions as the Committee shall determine. Employees may be offered the opportunity to defer the receipt of payment of earned Phantom Stock Awards, and cash or Common Stock may be granted as a bonus for deferral under such terms as may be established by the Committee from time to time; however, in no event shall the cash or Common Stock granted as a bonus for deferral exceed 20% of the applicable Phantom Stock Award so deferred.

     In the event that a Phantom Stock Award has been made to an Employee whose employment or service is subsequently terminated for any reason before it is vested or prior to its earnout or the lapse of all restrictions thereon, such Phantom Stock Award or the applicable portion thereof will be forfeited by such Employee; provided, however, that the Committee may, in its sole discretion, limit such forfeiture. Any Phantom Stock Award so forfeited by an Employee (relating to the value of the underlying hypothetical or target shares of Common Stock) shall not again be available for the grant of Awards under the Plan.

                                  ARTICLE XII

                           SPECIAL EXERCISE RULES AND
                  CONTINUED EMPLOYMENT AND AGREEMENT TO SERVE

12.01. DEATH

     Every Option shall provide that in the event the Employee dies (i) while employed by the Company, (ii) during the period of disability described in
Section 12.02 of this Article XII, (iii) within three months after cessation of employment for any cause (other than Retirement), or (iv) after Retirement while Options remain outstanding, such Option shall be exercisable, at any time or from time to time, prior to the fixed termination date set forth in the Option, by the Beneficiaries of the decedent for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's death.

12.02. DISABILITY

     Every Option shall provide that in the event the employment of any Employee shall cease by reason of total and permanent disability within the meaning of
Section 22(e)(3) of the Code, as determined by the Committee at any time during the term of the Option, such Option shall be exercisable, at any time or from time to time by such Employee prior to its termination date for the number of shares which the Employee could have acquired under the Option immediately prior to the Employee's total and permanent disability. The determination by the Committee of any question involving disability shall be conclusive and binding.

12.03. OTHER SEPARATIONS FROM SERVICE

     Except as provided in Sections 12.01 and 12.04 of this Article XII, every Option shall provide that it shall terminate on the earlier to occur of the fixed termination date set forth in the Option or three months after cessation of the Employee's employment for any cause except Retirement, in which event the Option shall be exercisable at any time prior to its termination date. If an Option is exercised after cessation of employment or Retirement, it may be exercised only in respect of the number of shares which the Employee could have acquired under the Option immediately prior to such cessation of employment or Retirement; provided, however, that no Option may be exercised after the fixed termination date set forth in the Option.

12.04. CERTAIN ACCELERATIONS

     Notwithstanding any provision of this Article XII to the contrary, any Award granted pursuant to the Plan, may, in the discretion of the Committee or as provided in the relevant Agreement, become exercisable (earned or vested in the case of a Restricted Stock, Performance Share or Phantom Stock Award), at any time or from time to time, prior to satisfying the earnout or vesting requirements or the fixed termination date set forth in the Award for the full amount or number of awarded shares or any part thereof, less such amount or number as may have theretofore become vested or been acquired under the Award
(i) from and after the time the Employee ceases to be an Employee of Ashland as a result of the sale or other disposition by Ashland of assets or property (including shares of any subsidiary) in respect of which such Employee had theretofore been employed or as a result of which such Employee's continued employment with Ashland is no longer required, and (ii) in the case of a Change in Control of the Company, from and after the date of such Change in Control.

12.05. CONTINUED EMPLOYMENT UNDERTAKING

     Each Employee granted an Award under this Plan shall agree by his or her acceptance of such Award to remain in the service of Ashland for a period of at least one year from the date of the Agreement respecting the Award. Such service shall, subject to the terms of any contract between Ashland and such Employee, be at the pleasure of Ashland and at such compensation as Ashland shall reasonably determine from time to time. Nothing in the Plan, or in any Award granted pursuant to the Plan, shall confer on any individual any right to continue in the employment of or service to Ashland or interfere in any way with the right of Ashland to terminate the Employee's employment at any time.

12.06. LEAVES OF ABSENCE

     Subject to the limitations set forth in Section 422 of the Code, the Committee may adopt, amend, or rescind from time to time such provisions as it deems appropriate with respect to the effect of leaves of absence approved by any duly authorized officer of Ashland with respect to any Employee.

                                  ARTICLE XIII

                               WITHHOLDING TAXES

     Federal, state or local law may require the withholding of taxes applicable to gains resulting from the exercise of an Award. Unless otherwise prohibited by the Committee, each Employee may satisfy any such tax withholding obligation by any of the following means, or by a combination of such means: (i) cash withholding from a payment relating to an Award, (ii) a cash payment, (iii) authorizing the Company to withhold from the shares of Common Stock otherwise issuable to the Employee pursuant to the exercise or vesting of an Award a number of shares having a Fair Market Value, as of the Tax Date, which will satisfy the amount of the withholding tax obligation, or (iv) by delivery to the Company of a number of shares of Common Stock having a Fair Market Value as of the Tax Date which will satisfy the amount of the withholding tax obligation arising from an exercise or vesting of an Award. An Employee's election to pay the withholding tax obligation by (iii) or (iv) above must be made on or before the Tax Date, is irrevocable, is subject to such rules as the Committee may adopt, and may be disapproved by the Committee. If the amount requested is not paid, the Committee may refuse to issue Common Stock under the Plan.

                                  ARTICLE XIV

                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other change in capitalization, or any distribution to common stockholders other than cash dividends, the number or kind of shares that may be issued under the Plan pursuant to Article III and the number or kind of shares subject to, or the price per share under any outstanding Award shall be automatically adjusted so that the proportionate interest of the Employee shall be maintained as before the occurrence of such event. Any such adjustment must be made on a basis determined fair by the Committee and in accordance with the Company's Restated Certificate of Incorporation, as amended, and its Amended Bylaws, as in effect at the time, and in accordance with all applicable laws. Such adjustment shall be conclusive and binding for all purposes of the Plan.

                                   ARTICLE XV

                          AMENDMENTS AND TERMINATIONS

     Unless the Plan shall have been terminated as hereinafter provided, the Plan shall terminate on, and no Award shall be granted after May 1, 2005. The Plan may be terminated, modified or amended by the shareholders of the Company. The Board may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable; provided, however, that the Board may not, without approval by the holders of a majority of the outstanding shares of stock present and voting at any annual or special meeting of shareholders of the Company: (i) increase (except as provided in Article XIV) the maximum number of shares which may be issued pursuant to the Awards granted under the Plan, or the maximum number of Options which may be granted to any individual Employee in any calendar year, (ii) change the class of persons eligible to receive Awards,
(iii) change the manner of determining the minimum Exercise Price of Options other than to change the manner of determining the Fair Market Value of the Common Stock as set forth in Article II, or (iv) extend the period during which Awards may be granted or exercised.

                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

16.01. NO RIGHT TO AWARD

     Employees are selected for Awards at the sole discretion of the Committee. No Employee shall have any claim or right to be granted an Award under the Plan.

16.02. ASSIGNMENT OR ALIENATION

     An Employee's rights and interest under the Plan may not be assigned, transferred, pledged or otherwise encumbered, in whole or in part, either directly or by operation of law or otherwise (except in the event of an Employee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Employee in the Plan shall be subject to any obligation or liability of any such Employee. An Award shall be exercisable, during an Employee's lifetime, only by him or her or his or her Personal Representative. Except as specified in Article VIII, the holder of an Award shall have none of the rights of a shareholder until the shares subject thereto shall have been registered in the name of the person receiving or person or persons exercising the Award on the transfer books of Ashland.

16.03. COMPLIANCE WITH SECURITIES LAWS

     No Common Stock shall be issued hereunder unless counsel for Ashland shall be satisfied that such issuance will be in compliance with applicable federal, state, and other securities laws. The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Awards hereunder or any Common Stock issued pursuant hereto as may be required by
Section 13 or 15(d) of the Exchange Act, or any other applicable statute, rule, or regulation.

16.04. EXPENSES

     The expenses of the Plan shall be borne by the Company.

16.05. CONSENT TO, RATIFICATION OF CERTAIN ACTIONS

     By accepting any Award under the Plan, each Employee and each Personal Representative or Beneficiary claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

16.06. BINDING NATURE OF ACTIONS

     Awards granted under the Plan shall be binding upon the Company, its successors, and assigns.

16.07. OTHER COMPENSATION ARRANGEMENTS

     Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required.

16.08. TIME AWARDS GRANTED

     Each Employee shall be deemed to have been granted any Award on the date the Committee took action to grant such Award under the Plan or such later date as the Committee in its sole discretion shall determine at the time such grant is authorized.

                                  ARTICLE XVII

                           EFFECTIVENESS OF THE PLAN

     The Plan shall be submitted to the shareholders of the Company for their approval and adoption on April 28, 1995, or such other date fixed for the next meeting of shareholders or any adjournment or postponement thereof. The Plan shall not be effective and no Award shall be made hereunder unless and until the Plan has been so approved and adopted at a meeting of the Company's shareholders. Subject to approval by the shareholders on April 28, 1995, the Plan shall be effective May 1, 1995.

                                 ARTICLE XVIII

                                 GOVERNING LAW

     The provisions of this Plan shall be interpreted and construed in accordance with the laws of the State of Delaware.

     No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements) and the rules of all domestic stock exchanges on which shares of Common Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which shares of Restricted Stock are awarded, Performance Shares or a Phantom Stock Award were earned or for which an Option or SAR is exercised may bear such legends and statements as the Company deems advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

                                  ARTICLE XIX

                                 UNFUNDED PLAN

     The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

                                   ARTICLE XX

                             RULES OF CONSTRUCTION

     Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

   P
   R
   O                              ASHLAND COAL, INC.
   X           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   Y                   FOR THE ANNUAL MEETING ON APRIL 28, 1995

             The person(s) whose signature(s) appear(s) on the opposite side hereof hereby constitute(s) and appoint(s) Paul W. Chellgren and William C. Payne, and each of them, his or her (their) true and lawful attorney and proxy with full power of substitution in each, to represent such person(s)
             at the Annual Meeting of Stockholders of Ashland Coal, Inc. to be held at the Ashland Coal, Inc.
             Headquarters Building at 2205 Fifth Street Road, Huntington, West Virginia, at 10:30 a.m. on
             Friday, April 28, 1995, and at any adjournments thereof, and to vote, with all powers such person(s) would possess if present at such meeting (including with respect to the election of directors, the power to cumulate votes and distribute such votes among the nominees), all shares of Common Stock credited to such person'(s) account(s) as of the record date for the Annual
             Meeting, on the matters set forth on the opposite side hereof and all other matters properly coming before the meeting or any adjournments thereof.

             Nominees for Election to the Board of Directors by the      (change of address/comments)
             Common Stockholders:

             Robert A. Charpie, Paul W. Chellgren, Thomas L. Feazell,
             Robert L. Hintz, Thomas Marshall, William C. Payne,         ------------------------------------
             Robert E. Yancey, Jr.                                       ------------------------------------
                                                                         ------------------------------------
                                                                         ------------------------------------
                                                                         (If you have written in the above
                                                                         space, please mark the corresponding
                                                                         box on the opposite side of this card.)

              YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, AND PROMPTLY RETURNING
              THIS PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE, BUT YOU NEED NOT MARK ANY BOXES IF       SEE REVERSE
              YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.                           SIDE

                                                                            9772
   X    PLEASE MARK YOUR
        VOTES AS IN THIS
        EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

                     FOR     WITHHELD                          FOR    AGAINST   ABSTAIN
1. Election of                          2. Approval of the                                YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES
   Directors          O         O          Ashland Coal,        O        O         O      BY MARKING THE APPROPRIATE BOXES, AND
(see opposite side)                        Inc. 1995 Stock                                PROMPTLY RETURNING THIS PROXY IN THE
                                           Incentive Plan.                                ENCLOSED ENVELOPE, WHICH REQUIRES NO
For, except vote withheld from the                                                        POSTAGE, BUT YOU NEED NOT MARK ANY BOXES
following nominee(s):                   3. Ratification of                                IF YOU WISH TO VOTE IN ACCORDANCE WITH
                                           Ernst & Young        O        O         O      THE RECOMMENDATIONS OF THE BOARD OF
_____________________________________      LLP as independent                             DIRECTORS.
                                           auditors for 1995.

                                                                                          Change of
                                                                                          Address/Comments             O
                                                                                          on opposite side.




                                                                                          I plan to attend the         O
                                                                                          Annual Meeting.

SIGNATURE(S)                                                      DATE
             --------------------------------------------------        ----------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.